EXECUTION COPY

amendment no. 1

to

BUSINESS COMBINATION AGREEMENT

by and among

NYSE Euronext

DEUTSCHE BÖRSE AG

ALPHA BETA NETHERLANDS HOLDING N.V.

and

POMME MERGER CORPORATION

Amendment dated as of May 2, 2011

AMENDMENT NO. 1
TO
BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1, dated as of May 2, 2011 (this “Amendment”), to the Business Combination Agreement, dated as of February 15, 2011 (the “Business Combination Agreement”), is by and among NYSE Euronext, a Delaware corporation (“NYSE Euronext”), Deutsche Börse AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany (“Deutsche Börse”), Alpha Beta Netherlands Holding N.V., a naamloze vennootschap organized under the laws of the Netherlands (“Holdco”), and Pomme Merger Corporation, a Delaware corporation and a newly formed, wholly owned subsidiary of Holdco (“Merger Sub”).

RECITALS

WHEREAS, the parties to the Business Combination Agreement desire to amend and supplement certain terms of the Business Combination Agreement as described herein; and

WHEREAS, all capitalized terms not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.                  Effect of the Merger on NYSE Euronext Stock-Based Awards Held by Certain Persons. The last sentence of Section 2.8(b) of the Business Combination Agreement shall be amended and restated to read as follows:

“All restricted stock units granted under NYSE Euronext’s Omnibus Incentive Plan or under NYSE Euronext’s 2006 Stock Incentive Plan that are outstanding immediately prior to the Effective Time shall (i) to the extent unvested, vest as of the Effective Time, and (ii) be distributed as of the Effective Time; provided that (A) with respect to any such units that constitute deferred compensation within the meaning of Section 409A of the Code, such distribution shall occur on the date that it would occur under the applicable award agreement absent the application of this Section 2.8(b)(ii); and (B) with respect to any such units that are intended to constitute tax-qualified awards pursuant to Article 80 quaterdecies of the French tax code, NYSE Euronext shall have the right to determine whether such distribution shall occur as of the Effective Time or on the date that it would occur under the applicable award agreement absent the application of this Section 2.8(b)(ii).”

2.                  Date of NYSE Euronext Stockholders Meeting. The first sentence of Section 7.3(a) of the Business Combination Agreement shall be amended and restated to read as follows:

“NYSE Euronext will take, in accordance with applicable Law and the NYSE Euronext Organizational Documents, all action necessary to convene a meeting of its stockholders (the “NYSE Euronext Stockholders Meeting”), with such date selected by NYSE Euronext but in no event to be later than the day prior the scheduled Expiration Time (the “NYSE Euronext Meeting Date”), which date shall be after the Registration Statement is declared effective (it being agreed that, in the event that the scheduled Expiration Time shall be postponed as a result of an extension of the Offer, NYSE Euronext may adjourn or postpone the NYSE Euronext Stockholders Meeting so that the NYSE Euronext Meeting Date is no later than the day prior to such newly scheduled Expiration Time). The current intention is for the NYSE Euronext Meeting Date to be July 7, 2011.”

3.                  Conditions to Completion of the Offer.

(a)    Section 1.1(f) of the Business Combination Agreement is amended and restated to read as follows:

“Conditions to the Offer.  Holdco’s obligation to accept for exchange, and to exchange, any Deutsche Börse Shares validly tendered and not withdrawn prior to the expiration of the Offer shall be solely (ausschließlich) subject to the satisfaction or waiver of the conditions set forth in Annex II (the “Offer Conditions”), including the Minimum Condition.”

(b)    Annex II to the Business Combination Agreement is amended and restated to read in the form attached as Annex II to this Amendment.

4.                  Post-Closing Reorganization.  The proviso in Section 3.1(b) of the Business Combination Agreement is amended and restated to read as follows:

“; provided that, in each case, and subject to the legal obligations of the boards of Holdco and Deutsche Börse, the Post-Closing Reorganization shall be structured with the goal of providing holders of Deutsche Börse Shares who do not exchange their Deutsche Börse Shares in the Offer with, at a maximum, the same number of Holdco Share(s) per Deutsche Börse Share or consideration having the same value (without taking into account the different tax treatment or withholding requirements that may apply) that such holders would have received in the Offer had such holder tendered its Deutsche Börse Shares in the Offer, unless otherwise required by applicable Law (it being understood that, in the Post-Closing Reorganization, holders of Deutsche Börse Shares may under certain circumstances receive a different and, to the extent permitted by applicable Law, a lower amount or different form of consideration than they would have received in the Offer).”

5.                  Waiver of Conditions.  The last sentence of Section 10.3(d) of the Business Combination Agreement is amended and restated to read as follows:

“Any waiver, in whole or in part, of the conditions described in paragraph II.(b) or paragraph III.(b) of Annex II shall be made, in accordance with Section 21 para. (1) Takeover Law, no later than one business day prior to (or such later date as permitted by the BaFin) the date on which the Expiration Time is scheduled to occur (not taking into account any extension of the Expiration Date as a result of any waiver of an Offer Condition).”

6.                  Form of Holdco Articles of Association. Pursuant to Section 4.1(a) of the Business Combination Agreement, the parties acknowledge that, in connection with the regulatory approval process for the transactions contemplated by the Business Combination Agreement, a form of Holdco articles of association in the form attached as Exhibit A to this Amendment has been submitted with the SEC and is currently under review and may be subject to further modifications pursuant to Section 4.1(a) of the Business Combination Agreement.

7.                  Definitions Set Forth in Annex I.  Annex I of the Business Combination Agreement shall be amended to (a) delete the defined terms “Fully Diluted Basis”; (b) change the reference to page reference for “Minimum Condition” to Annex II; and (c) add the following defined terms in alphabetical order: “Belgian Law of August 2, 2002”, “CMVM,” “EMCR,” “Euronext Lisbon” and “Further Deutsche Börse Shares”, each with a page reference to Annex II.

8.                  Modification or Amendment.  Subject to the provisions of applicable Law, and except as otherwise provided in this Business Combination Agreement, this Amendment may be amended, modified or supplemented only by a written instrument executed and delivered by all of the parties hereto, whether before or after approval of the matters presented in connection with the Offer and the Merger by NYSE Euronext stockholders; provided that, after any such approval, no amendment shall be made for which applicable Law or the rules of any relevant stock exchange requires further approval by such stockholders without such further approval.

9.                  Counterparts.  This Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.              GOVERNING LAW AND VENUE.  For purposes of the governing law and venue applicable to this Amendment, Section 10.5 of the Business Combination Agreement is restated herein in full, except that reference to “this Agreement” shall be references to “this Amendment.”

11.              No Third-Party Beneficiaries.  This Amendment is not intended to, and does not, confer upon any Person other than the parties who are signatories hereto any rights or remedies hereunder.

12.                Severability.  The provisions of this Amendment shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof.  If any provision of this Amendment, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Amendment and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13.              Interpretation; Construction.

            (a)        The headings herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

            (b)          The parties have participated jointly in negotiating and drafting this Amendment.  In the event that an ambiguity or a question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.

            (c)        Neither this Amendment nor any of the rights, interests or obligations under this Amendment shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other party. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

14.              Remainder of Business Combination Agreement.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Business Combination Agreement, all of which shall continue to be in full force and effect.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

NYSE EURONEXT

By:     /s/ Duncan Niederauer ____________________
Name:  Duncan Niederauer
Title:    Chief Executive Officer

DEUTSCHE BÖRSE AG

By:      _/s/ Reto Francioni_______________________
Name:  Dr. Reto Francioni
Title:    Chief Executive Officer

By:      _/s/ Gregor Pottmeyer        ________________
Name:  Gregor Pottmeyer
Title:    Chief Financial Officer

ALPHA BETA NETHERLANDS HOLDING N.V.

By:      _/s/ Marcus Thompson____________________
Name:  Marcus Thompson
Title:     Managing Director

By:      __/s/ Stephane Biehler_____________________
Name:  Stéphane Biehler
Title:    Managing Director

POMME MERGER CORPORATION

By:      _/s/ Marcus Thompson_____________________
Name:  Marcus Thompson
Title:    Managing Director

By:      /s/ Stephane Biehler________________________
Name:  Stéphane Biehler
Title:    Vice-President

[Signature Page to Amendment No. 1 to Business Combination Agreement]

ANNEX II:
Conditions to the Completion of the Offer

Notwithstanding any other provisions of the Offer or this Agreement, and in addition to (and not in limitation of) Holdco’s rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement and to applicable Laws, including for the avoidance of doubt Rule 14e-1(c) under the Exchange Act (relating to Holdco’s obligation to pay for or return tendered Deutsche Börse Shares promptly after termination or withdrawal of the Offer)), Holdco shall not be required to accept for payment or pay for, and may delay the acceptance for payment of or the payment for, any validly tendered Deutsche Börse Shares unless each of the following conditions shall be satisfied (or waived as set forth below).

I.          Mutual Conditions. Conditions that shall be waived by Holdco only following approval by both NYSE Euronext and Deutsche Börse, acting together (except for the condition in paragraph (d) of this Section I, which may not be waived, and for the condition in paragraph (g) of this Section I, which shall be waived by Holdco following approval by either NYSE Euronext or Deutsche Börse), in each case, if and to the extent that such waiver is permitted by the Takeover Act:

(a)                Minimum Condition.  At the Expiration Time, the sum of (i) the number of Deutsche Börse Shares validly tendered in the Offer and not withdrawn prior to the Expiration Time and (ii) the number of Deutsche Börse Shares, if any, held by Holdco as of the Expiration Time shall be equal to or greater than 75% of the sum of (x) the number of Deutsche Börse Shares issued and outstanding as of the Expiration Time and (y) the number of Further Deutsche Börse Shares (such condition, the “Minimum Condition”).
(b)               Competition Approvals.  On or prior to March 31, 2012, (i) any waiting period (and any extension thereof) applicable to the Offer and the Merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall have expired or been terminated, and (ii) the EU Commission shall have, or shall be deemed to have, cleared the Offer and the Merger pursuant to the Council Regulation (EC) 139/2004 of the European Community (the “EMCR”).
(c)                Registration Statement.  (i) The Registration Statement shall have become effective under the Securities Act prior to the Expiration Time; and (ii) as of the Expiration Time, the Registration Statement shall not be the subject of any stop order issued by the SEC pursuant to Section 8(d) of the Securities Act or any proceeding initiated by the SEC seeking such a stop order.
(d)               NYSE Euronext Requisite Vote.  Prior to the Expiration Time, the NYSE Euronext Requisite Vote shall have been obtained at the NYSE Euronext Stockholders Meeting.
(e)                No Injunction or Illegality. There shall not be any law, regulation, administrative act or injunction in effect as of the Expiration Time issued by any Governmental Entity in the United States, Germany, the Netherlands, France, the United Kingdom, Portugal, Belgium, Switzerland or Luxembourg that shall prohibit or make illegal the consummation of the Offer or the Merger or the acquisition or ownership of the Deutsche Börse Shares or the NYSE Euronext Shares by Holdco.
(f)                Other Approvals.  On or prior to March 31, 2012, the following approvals shall have been obtained:

(i)         The SEC shall have approved the applications under Rule 19b-4 of the Exchange Act submitted by NYSE Euronext and/or its applicable Subsidiaries and by Deutsche Börse and/or its applicable Subsidiaries in connection with the transactions contemplated by the Offer and the Merger;

(ii)        the Dutch Minister of Finance (with the advice of the AFM) shall have issued a declaration of non-objection to Holdco pursuant to Section 5:32d of the Dutch Financial Supervision Act (Wet op het financieel toezicht) allowing Holdco to indirectly acquire the shares in Euronext Amsterdam N.V., NYSE Euronext (International) B.V., NYSE Euronext (Holding) N.V. and Euronext N.V;

(iii)       the Dutch Minister of Finance (with the advice of the AFM) or the AFM on behalf of the Dutch Minister of Finance, as applicable, shall have confirmed, reissued, renewed or amended, if so required by the Minister of Finance or the AFM, the existing declarations of non-objection issued to NYSE Euronext, NYSE Euronext (International) B.V., NYSE Euronext (Holding) N.V. and Euronext N.V. pursuant to Sections 5:32d of the Dutch Financial Supervision Act (Wet op het financieel toezicht), in each case allowing the relevant entity to acquire or hold, indirectly or directly, as the case may be, the shares of Euronext Amsterdam N.V., or the Dutch Minister of Finance and the AFM shall not have indicated that any such confirmation, reissuance, renewal or amendment is required;

(iv)       the Dutch Minister of Finance and the AFM shall have reviewed and approved the Offer and the Merger and confirmed, reissued, renewed or amended, if so required by the Minister of Finance or the AFM, the existing exchange license granted to Euronext Amsterdam N.V.,  NYSE Euronext (International) B.V., NYSE Euronext (Holding) N.V. and Euronext N.V., pursuant to Sections 5:26 and 2:96 of the Dutch Financial Supervision Act (Wet op het financieel toezicht), or the Dutch Minister of Finance and the AFM shall not have indicated that any such confirmation, reissuance, renewal, or amendment is required;

(v)        the Dutch Central Bank (De Nederlandsche Bank) shall have issued a declaration of non-objection to Holdco pursuant to Section 3:95(1)(c) of the Dutch Financial Supervision Act (Wet op het financieel toezicht) allowing Holdco to indirectly acquire the shares in Euronext Amsterdam N.V. as well as NYSE Euronext (International) B.V., NYSE Euronext (Holding) N.V. and Euronext N.V. in their capacity as licensed operators of a multilateral trading facility, or the Dutch Central Bank (De Nederlandsche Bank) shall have indicated that such declaration of non-objection is not required;

(vi)       the College of Regulators shall have issued a declaration of non-objection to the Offer and the Merger as required pursuant to the Memorandum of Understanding dated June 24, 2010;

(vii)      the Exchange Supervisory authority of the State of Hesse (Hesissche Börsenaufsichtsbehörde) shall not have prohibited the intended indirect acquisition of a significant participation in Deutsche Börse, Scoach Europa AG and Eurex Frankfurt AG within the period available to it pursuant to Section 6 paras. 1, 2 of the German Stock Exchange Act (Börsengesetz), or it shall have issued a corresponding declaration of non-objection with regard to the specifically intended acquisition within this period;

(viii)     the Saxonian Exchange Supervisory Authority (Börsenaufsichtsbehörde des Freistaates Sachsen) shall not have prohibited the intended indirect acquisition of a significant participation in European Energy Exchange AG and EEX Power Derivatives GmbH within the period available to it pursuant to Section 6 paras. 1, 2 of the German Stock Exchange Act (Börsengesetz), or it shall have issued a corresponding declaration of non-objection with regard to the specifically intended acquisition within this period;

(ix)       the Berlin Exchange Supervisory Authority (Berliner Börsenaufsichtsbehörde) shall not have prohibited the intended indirect acquisition of a significant participation in Tradegate Exchange GmbH within the period available to it pursuant to Section 6 paras. 1, 2 of the German Stock Exchange Act (Börsengesetz), or it shall have issued a corresponding declaration of non-objection with regard to the specifically intended acquisition within this period;

(x)        the BaFin shall not have prohibited the intended indirect acquisition of a significant participation in European Commodity Clearing AG, Eurex Clearing AG, Eurex Repo GmbH, Eurex Bonds GmbH and Clearstream Banking AG within the period available to it pursuant to Section 2c of the German Banking Act (Kreditwesengesetz), or it shall have issued a corresponding declaration of non-objection with regard to the specifically intended acquisition within this period;

(xi)       the French Banking Regulatory Authority (ACP) shall have granted the approval required pursuant to French Regulation 96-16 of the Comité de la Réglementation Bancaire et Financière (CRBF) relating to the change of ownership and control of Euronext Paris S.A. in its capacity as a credit institution;

(xii)      the French Minister of the Economy shall have granted, upon the advice of the AMF, the approval required pursuant to Article L. 421-9 II of the French Monetary and Financial Code (Code monétaire et financier) relating to the change of ownership and control of Euronext Paris S.A. and BlueNext S.A. in their capacity as market operators;

(xiii)         the U.K. Financial Services Authority (FSA) shall have granted its approval in respect of the change of ownership and control of LIFFE Administration and Management pursuant to Chapter 1A of Part XVIII of the U.K. Financial Services and Markets Act 2000;

(xiv)         the U.K. Financial Services Authority (FSA) shall have granted its approval in respect of the change of ownership and control of LIFFE Services Limited, Secfinex Limited, Smartpool Trading Limited and Fix City Limited pursuant to Part XII of the Financial Services and Markets Act 2000 and Section SUP 11.3.4 R of the Regulatory Processes – Supervision Manual of the FSA Handbook;

(xv)      the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten/Autorité des services et marchés financiers – FSMA) shall not have prohibited the intended change of ownership and control of Euronext Brussels SA/NV within the 30-day period available to it pursuant to Article 19 of the Belgian Law of August 2, 2002 on the Supervision of the Financial Sector and on Financial Services (“Belgian Law of August 2, 2002”), or it shall have issued a corresponding declaration of non-objection in respect of such intended change of ownership and control of Euronext Brussels SA/NV within this period;

(xvi)     Euronext Brussels SA/NV shall have received a confirmation by the Belgian Ministry of Finance regarding the preservation of its status as regulated market and as licensed market operator pursuant to Articles 3, 17 and 18 of the Belgian Law of August 2, 2002, or in the absence of such confirmation, Euronext Brussels SA/NV shall not have received any written notification from the Belgian Ministry of Finance to the contrary;

(xvii)     the Portuguese Minister of Finance shall have explicitly approved of the change of ownership and control of Euronext Lisbon Sociedade Gestora de Mercados Regulamentados, S.A. (“Euronext Lisbon”) upon a positive legal opinion of the Portuguese Commisão do Mercado de Valores Mobiliários (“CMVM”) pursuant to Decree-law n° 357-C/2007 of October 31, 2007, as amended;

(xviii)     the CMVM shall be notified of the change of ownership and control of Euronext Lisbon and has either not prohibited such change of control within the period available to it or has issued a declaration of non-objection to such change of control each pursuant to Decree-law n° 357-C/2007 of October 31, 2007, as amended;

(xix)         the CMVM shall be notified of the change of ownership and control of Interbolsa SA and has either not prohibited such change of control within the period available to it or has issued a declaration of non-objection to such change of control each pursuant to Decree-law n° 357-C/2007 of October 31, 2007, as amended;

(xx)      CFIUS shall have granted written notice that the review under Section 721 of the U.S. Defense Protection Act of 1950 of the Offer and the Merger has been concluded and shall have determined that there are no unresolved national security concerns sufficient to warrant a recommendation that the U.S. President block the Offer and/or the Merger under such Section 721 of the U.S. Defense Protection Act of 1950 and advised that action under such Section 721 has been concluded with respect to the Offer and the Merger;

(xxi)     the Luxembourg Supervisory Authority for the Financial Sector (Commission de Surveillance du Secteur Financier) (CSSF) shall not have prohibited the intended indirect acquisition of Clearstream Banking S.A., Clearstream International S.A. and Clearstream Services S.A. within the statutory period available to it pursuant to Articles 6 (5), 6 (16), 18 (5) and 18 (17) of the Luxembourg Financial Sector Act of April 5,1993, or it shall have issued corresponding declarations of non-objection with regard to the acquisition within this period; and

(xxii)    the Luxembourg Supervisory Authority for the Insurance Sector (Commissariat aux Assurances (CAA)) shall not have prohibited the intended indirect acquisition of Risk Transfer Re S.A. within the statutory period available to it pursuant to Articles 94 1 (4) and 94 1 (15) of the Luxembourg Insurance Act of December 6, 1991, or it shall have issued a corresponding declaration of non-objection with regard to the acquisition within this period.

(g)               Material Adverse Market Change.  During the time between the publication of the Tender Offer Prospectus in accordance with Section 14 para. 2 of the Takeover Act and the Expiration Time, there shall not have occurred a suspension of the currency trading or debt markets in (a) Frankfurt am Main, Federal Republic of Germany and London, England, or (b) New York, New York, U.S.A. for more than three consecutive trading days.

II.        Conditions Waivable by NYSE Euronext.  Conditions that shall be waived by Holdco following approval by NYSE Euronext, in each case, if and to the extent that such waiver is permitted by the Takeover Act:

            (a)        No Offer Material Adverse Effect on Deutsche Börse.  During the time between the publication of the Tender Offer Prospectus in accordance with Section 14 para. 2 of the Takeover Act and the Expiration Time, there shall not have been an Offer Material Adverse Effect on Deutsche Börse.
            (b)        IRS Ruling or Rulings.  On or prior to Expiration Time, NYSE Euronext shall have received one or more private letter rulings from the IRS substantially to the effect that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or the Merger and the Offer, taken together, will qualify as an exchange within the meaning of Section 351(a) of the Code, and (ii) (A) the transfer of NYSE Euronext Shares by U.S. persons for shares of Holdco will qualify for an exception to Section 367(a)(1) of the Code under Treasury Regulation Sections 1.367(a)-3(c)(1) and 1.367(a)-3(c)(9), and (B) any U.S. person transferring NYSE Euronext Shares who is a “5% transferee shareholder” (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) will qualify for the exception to Section 367(a)(1) of the Code only upon entering a five-year gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-8.
III.       Conditions Waivable by Deutsche Börse.  Conditions that shall be waived by Holdco following approval by Deutsche Börse, if and to the extent that such waiver is permitted by the Takeover Act:
            (a)        No Offer Material Adverse Effect on NYSE Euronext.  During the time between the publication of the Tender Offer Prospectus in accordance with Section 14 para. 2 of the Takeover Act and the Expiration Time, there shall not have been an Offer Material Adverse Effect on NYSE Euronext.
            (b)        IRS Ruling or Rulings.  On or prior to the Expiration Time, Deutsche Börse shall have received a private letter ruling from the IRS substantially to the effect that the Offer will qualify as a transaction described in Section 351(a) of the Code and/or the Offer and the Merger, taken together, will qualify as transaction described in Section 351(a) of the Code.

For purposes of this Annex II:

                        1.         “Further Deutsche Börse Shares” shall mean the number of Deutsche Börse Shares that Deutsche Börse may issue after the time of publication of the Tender Offer Prospectus in accordance with Section 14 para. 2 of the Takeover Act pursuant to obligations in effect as of the date of such publication, such as outstanding options.

                        2.         “Offer Material Adverse Effect” on NYSE Euronext or Deutsche Börse, as applicable, means any circumstance or circumstances relating to NYSE Euronext or Deutsche Börse, respectively, that, according to the assessment of the Independent Expert, has or have resulted in, or would reasonably be expected to result in, individually or in the aggregate, a decrease in the consolidated net revenues of NYSE Euronext or Deutsche Börse, respectively, of at least $300,000,000 in the 2011 financial year and/or 2012 financial year of NYSE Euronext or Deutsche Börse, respectively, to the extent the decrease is recurrent.  For purposes of Offer Material Adverse Effect, the consolidated net revenues of NYSE Euronext shall mean the “total revenues, less transaction-based expenses” of NYSE Euronext and its consolidated subsidiaries, and the consolidated net revenues of Deutsche Börse shall mean the “total revenues, less volume-related costs” of Deutsche Börse and its consolidated subsidiaries.  An Offer Material Adverse Effect will only be deemed to have occurred if, on or before the day before the publication of the results of the Exchange Offer pursuant to Section 23 para. 1 sentence 1 no. 2 of the Takeover Law, an independent expert from Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft (the “Independent Expert”), using the due and careful consideration of a diligent professional has delivered an opinion that an Offer Material Adverse Effect has occurred. Either NYSE Euronext or Deutsche Börse may request that the Independent Expert undertake an evaluation of whether an Offer Material Adverse Effect has occurred with respect to the other party.  The Independent Expert shall further render his opinion without undue delay.  Holdco shall publish the result of the opinion of the Independent Expert without undue delay in the electronic German Federal Gazette (elektronischer Bundesanzeiger), Frankfurter Allgemeine Zeitung and the Wall Street Journal with reference to the Offer. The opinion of the Independent Expert shall be binding upon and non-appealable.

EXHIBIT A to Amendment No. 1 to Business Combination Agreement

[TopCo] N.V.
FORM OF ARTICLES OF ASSOCIATION

NOTE ABOUT TRANSLATION:

This document is an English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law. The definitions in article 1.1 of this document are listed in the English alphabetical order which may differ from the Dutch alphabetical order.

In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

ARTICLES OF ASSOCIATION:

CHAPTER I

1                   Definitions and interpretation

1.1              In these articles of association, the following terms shall have the following meanings:

"Amex Member” has the meaning attributed thereto in article 34.3(c).

"beneficially owned" has the meaning attributed thereto in article 34.9.

“Board” means the Board of Directors of the Company.

“Board Committees” has the meaning attributed thereto in article 17.7.

“Board Rules” has the meaning attributed thereto in article 17.6.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, the Netherlands, Frankfurt am Main, Germany, New York, State of New York, United States of America and Paris, France.

“Closing Date” means [●].

“Company” means the company the internal organisation of which is governed by these articles of association.

“Company Secretary” has the meaning attributed thereto in article 14.6.

“Concentration Limitation” has the meaning attributed thereto in article 35.1.

“DCC” means the Dutch Civil Code.

“demerger” has the meaning attributed thereto in article 37.2.

“Deutsche Börse” means Deutsche Börse AG.

“Direct Edge Holdings” means Direct Edge Holdings, LLC.

“Director” means each member of the Board; unless the contrary is apparent, this shall include each Executive Director and each Non-Executive Director.

“Distributable Equity” means the part of the Company’s equity which exceeds the aggregate of the issued capital and the reserves which must be maintained pursuant to the laws of the Netherlands.

“EDGA” means EDGA Exchange, Inc.

“EDGA Member” has the meaning attributed thereto in article 34.3(c).

“EDGX” means EDGX Exchange, Inc.

“EDGX Member” has the meaning attributed thereto in article 34.3(c).

"Effective Time" means [●].

“ETP Holder” has the meaning attributed thereto in article 34.3(c).

“EURIBOR” means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen on the date of the first issue of Preference Shares and at each anniversary of such date, or if that is not a Business Day, the next Business Day. If the agreed page is replaced or service ceases to be available at that date, the Board may specify another page or service displaying the appropriate rate or otherwise determine the appropriate rate.

"Euronext" means Euronext N.V.

“Euronext College of Regulators” means (1) the Committee of Chairmen of the French Financial Market Authority (Autorité des Marchés Financiers), the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten), the Belgian Banking, Finance, and Insurance Commission (Commission Bancaire, Financière, et des Assurances), the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários – CMVM), and the U.K. Financial Services Authority (FSA), pursuant to the Memorandum of Understanding dated the twenty-fourth day of June two thousand ten, as it may be amended from time to time, and (2) a successor body thereto created to include a European Regulator that regulates a European Market Subsidiary.

(b)                 “Europe” shall mean (1) any and all of the jurisdictions in which Euronext, Deutsche Börse or any of their subsidiaries operates a European Regulated Market, (2) any member state of the European Economic Area, and (3) Switzerland.

“European Disqualified Person” has the meaning attributed thereto in article 34.3(c).

“European Exchange Regulations” means (1) any laws providing for the regulation of securities exchanges in Germany, France, the Netherlands, Belgium, Portugal and the United Kingdom and (2) following the formation or acquisition by Euronext or Deutsche Börse of any European Regulated Market not owned and operated by Euronext or Deutsche Börse as of the Effective Time, any laws providing for the regulation of securities exchanges in the jurisdiction in which such European Regulated Market operates; provided that the jurisdiction in which such European Regulated Market operates is represented in the Euronext College of Regulators and the formation or acquisition of such European Regulated Market shall have been approved by the Board.

“European Market Subsidiary” means any “market operator” (as defined by the European Directive on Markets in Financial Instruments 2004/39 EC) that is (1) owned by Euronext or Deutsche Börse as of the Effective Time and continues to be owned directly or indirectly by the Company or (2) acquired by Euronext or Deutsche Börse after the Effective Time; provided that the jurisdiction in which such European Market Subsidiary operates is represented in the Euronext College of Regulators and, in the case of clause (2), the acquisition of such entity shall have been approved by the Board.

“European Market Subsidiary’s Confidential Information” has the meaning attributed thereto in article 3.2(g).

“European Regulated Market” means each “regulated market” (as defined by the European Directive on Markets in Financial Instruments 2004/39 EC) in Europe that (1) is owned and operated by Euronext or Deutsche Börse and was owned and operated by Euronext or Deutsche Börse as of the Effective Time or (2) is formed or acquired by Euronext or Deutsche Börse after the Effective Time; provided that the jurisdiction in which such European Regulated Market operates is represented in the Euronext College of Regulators and, in the case of clause (2), the formation or acquisition of such European Regulated Market shall have been approved by the Board.

“European Regulator” means any of the Euronext College of Regulators, the Dutch Minister of Finance, the French Minister of the Economy, the French Financial Market Authority (Autorité des Marchés Financiers), the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten), the Belgian Banking, Finance, and Insurance Commission (Commission Bancaire, Financière, et des Assurances), the French Committee of Credit Establishments and Investment Undertakings (Comité des Etablissements de Crédit et des Enterprises d’Investissement –  CECEI), the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários – CMVM), the U.K. Financial Services Authority (FSA), or any other governmental securities regulator in any European country where the Company or any European Market Subsidiary operates a European Regulated Market, in each case only to the extent that it has authority and jurisdiction in the particular context.

"Exchange Act" means the U.S. Securities Exchange Act of nineteen hundred thirty-four, as amended.

“Executive Director” means a member of the Board, which member is particularly responsible for the daily affairs of the Company.

“FPI-Status” has the meaning attributed thereto in article 14.2.

“General Meeting” or “General Meeting of Shareholders” means the body of the Company consisting of the person or persons to whom, as a Shareholder or otherwise, voting rights attached to Shares accrue or (as the case may be) a meeting of such persons (or their representatives) and other persons entitled to attend such meetings.

“Group Chairman” has the meaning attributed thereto in article 15.1.

“Group CEO” has the meaning attributed thereto in article 16.1.

“Group Vice-Chairman” has the meaning attributed thereto in article 15.1.

“in writing” means transmitted by letter, telecopier or e-mail, or any other electronic means of communication, provided the relevant message is legible and reproducible.

“Initial Board Term” has the meaning attributed thereto in article 14.1.

“Initial CEO Term” has the meaning attributed thereto in article 16.1.

“Initial Chairman Term” has the meaning attributed thereto in article 15.1.

“ISE” means International Securities Exchange, LLC.

“ISE Holdings” means International Securities Exchange Holdings, Inc.

“ISE Member” has the meaning attributed thereto in article 34.3(c).

“NYSE Arca” means NYSE Arca, Inc.

“NYSE Arca Equities” means NYSE Arca Equities, Inc.

“NYSE Group” means NYSE Group, Inc.

“NYSE Member” has the meaning attributed thereto in article 34.3(c).

“Non-Executive Director” means a member of the Board, which member is particularly responsible for the supervision of the policy of the Executive Directors and the general affairs of the Company.

“Ordinary Share” means an ordinary share in the capital of the Company.

OTP Holder” has the meaning attributed thereto in article 34.3(c).

“OTP Firm” has the meaning attributed thereto in article 34.3(c).

"Person" means any individual, company, association, partnership (general or limited), joint stock company, corporation, limited liability company, trust or unincorporated organization, or any governmental entity to agency or political subdivision thereof. “Preference Share” means a cumulative preference share in the capital of the Company.

“Preferred Dividend” has the meaning attributed thereto in article 24.1.

“Recalculated Voting Limitation” has the meaning attributed thereto in article 34.1. “record date” has the meaning attributed thereto in article 28.4.

"Related Person" has the meaning attributed thereto in article 34.8.

"SEC" means the U.S. Securities and Exchange Commission.

“Share” means a share in the capital of the Company. Unless the contrary is apparent, this shall include each Ordinary Share and each Preference Share.

“Shareholder” means a holder of one or more Shares. Unless the contrary is apparent, this shall include each holder of Ordinary Shares as well as each holder of Preference Shares.  Shareholders shall in any event be deemed to include those Persons who are shareholders under any applicable law pursuant to the Dutch Law of Property Conflict of Laws Act (Wet conflictenrecht goederenrecht).

“Shareholder Concentration Obligations” has the meaning attributed thereto in article 35.2.

“Shareholder Voting Obligations” has the meaning attributed thereto in article 34.2. “Subsidiary” means a subsidiary of the Company as referred to in Section 2:24a of the Dutch Civil Code.

“[Topco] Group” means the Company together with its Subsidiaries.

“United States” or “U.S.” means the United States of America.

“U.S. Disqualified Person” has the meaning attributed thereto in article 34.3(c).

“U.S. Regulated Subsidiaries” means New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca, L.L.C., NYSE Arca, Inc., NYSE Arca Equities, Inc., NYSE AMEX LLC, International Securities Exchange, LLC, EDGA Exchange, Inc. and EDGX Exchange, Inc., and such other subsidiaries of the Company which are designated by the Board as a “U.S. Regulated Subsidiary” for purposes of these articles (each a "U.S. Regulated Subsidiary").

“U.S. Regulated Subsidiary’s Confidential Information” has the meaning attributed thereto in article 3.2(g).

“Voting Limitation” has the meaning attributed thereto in article 34.1.

1.2              References to “articles” refer to articles that are part of these articles of association, except where expressly indicated otherwise.

CHAPTER II

NAME, OFFICIAL SEAT AND OBJECTS

2                   Name, official seat and headquarters

2.1              The Company’s name is:

[TopCo] N.V.

2.2              The Company has its official seat in Amsterdam, the Netherlands.

2.3              The [Topco] Group shall have dual headquarters which shall be located in Frankfurt am Main, Germany, and New York, State of New York, United States of America.

3                   Objects

3.1              The objects of the Company are:

(a)                to incorporate, to participate in any way whatsoever in, to manage, to supervise businesses and companies, including without limitation businesses and companies of which the objects are to set up, develop, hold and operate, directly or indirectly, one or more exchanges or markets or other facilities with regard to the listing of, the trade in, the clearing and settlement of transactions in, and the custody of, securities and derivatives;

(b)               to finance and/or acquire businesses and companies;

(c)                to borrow, to lend and to raise funds, including through the issue of bonds, debt instruments or other securities or evidence of indebtedness as well as to enter into agreements in connection with aforementioned activities;

(d)               to render advice and services to businesses and companies with which the Company forms a group and to third parties;

(e)                to grant guarantees, to bind the Company and to pledge its assets for obligations of businesses and companies with which it forms a group and on behalf of third parties;

(f)                 to perform any and all activities of an industrial, financial or commercial nature;

and to do all that is connected therewith or may be conducive thereto, all to be interpreted in the broadest sense.

3.2

(a)                The Company shall comply with the U.S. federal securities laws and the rules and regulations thereunder and cooperate with the SEC and the U.S. Regulated Subsidiaries pursuant to and to the extent of their respective regulatory authority, and take reasonable steps necessary to cause its agents to cooperate with the SEC and, where applicable, the U.S. Regulated Subsidiaries pursuant to their regulatory authority.

(b)              The Company shall comply with the European Exchange Regulations and the rules and regulations thereunder and cooperate with the European Regulators pursuant to and to the extent of their respective regulatory authority, and take reasonable steps necessary to cause its agents to cooperate with the European Regulators pursuant to their regulatory authority.

(c)               The Company and its Directors, and to the extent they are involved in the activities of the U.S. Regulated Subsidiaries, the Company’s officers, and those of its employees whose principal place of business and residence is outside of the United States, shall be deemed to irrevocably submit to the jurisdiction of the U.S. federal courts and the SEC for the purposes of any suit, action or proceeding pursuant to the U.S. federal securities laws and the rules and regulations thereunder, commenced or initiated by the SEC arising out of, or relating to, the activities of the U.S. Regulated Subsidiaries (and be deemed to agree that NYSE Group may serve as the U.S. agent for purposes of service of process in such suit, action or proceeding relating to NYSE Group or any of its subsidiaries and ISE Holdings may serve as the U.S. agent for purposes of service of process in such suit, action or proceeding relating to ISE Holdings or any of its subsidiaries), and the Company and each such Director, officer or employee, in the case of any such Director, officer or employee by virtue of his or her acceptance of any such position, shall be deemed to waive, and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claims that it or they are not personally subject to the jurisdiction of the SEC, that such suit, action or proceeding is an inconvenient forum or that the venue of such suit, action or proceeding is improper, or that the subject matter thereof may not be enforced in or by such courts or agency.

(d)              The Company and its Directors, and to the extent they are involved in the activities of the European Market Subsidiaries, the Company’s officers and employees, shall be deemed to irrevocably submit to the jurisdiction of the European Regulators and to courts in the capital city of the country of each such regulator for the purposes of any suit, action or proceeding pursuant to the European Exchange Regulations and the rules and regulations thereunder, commenced or initiated by the European Regulators arising out of, or relating to, the activities of the European Market Subsidiaries, and the Company and each such Director, officer or employee, in the case of any such Director, officer or employee by virtue of his or her acceptance of any such position, shall be deemed to waive, and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claims that it or they are not personally subject to the jurisdiction of the European Regulators, that such suit, action or proceeding is an inconvenient forum or that the venue of such suit, action or proceeding is improper, or that the subject matter thereof may not be enforced in or by such courts or regulator.

(e)               The Company’s books and records shall at all times be subject to inspection and copying by (i) the SEC; (ii) each of the European Regulators; (iii) any U.S. Regulated Subsidiary, to the extent that such books and records are related to the activities of such U.S. Regulated Subsidiary or any other U.S. Regulated Subsidiary over which such U.S. Regulated Subsidiary has regulatory authority or oversight; and (iv) any European Market Subsidiary, to the extent that such books and records are related to the activities of such European Market Subsidiary or any European Regulated Market over which such European Market Subsidiary has regulatory authority or oversight.

(f)                (i) For so long as the Company directly or indirectly controls any U.S. Regulated Subsidiary, the books, records, premises, officers, Directors and employees of the Company shall be deemed to be the books, records, premises, officers, Directors and employees of such U.S. Regulated Subsidiaries for purposes of and subject to oversight pursuant to the Exchange Act; and (ii) for so long as the Company directly or indirectly controls any European Market Subsidiary, the books, records, premises, officers, Directors and employees of the Company shall be deemed to be the books, records, premises, officers, Directors and employees of such European Market Subsidiaries for purposes of and subject to oversight pursuant to the European Exchange Regulations;.

(g)              The Company’s books and records related to U.S. Regulated Subsidiaries shall be maintained within the United States, and the Company’s books and records related to European Market Subsidiaries shall be maintained within the home jurisdiction of one or more European Market Subsidiaries.  If and to the extent that any of the Company’s books and records may relate to both European Market Subsidiaries and U.S. Regulated Subsidiaries, the Company shall be entitled to maintain such books and records either in the home jurisdiction of one or more European Market Subsidiaries or in the United States.

(h)               All confidential information that shall come into the possession of the Company pertaining to:

(i)         the self-regulatory function of any U.S. Regulated Subsidiary, in each case to the extent that such entity continues to be controlled, directly or indirectly, by the Company (including but not limited to disciplinary matters, trading data, trading practices and audit information) contained in the books and records of such U.S. Regulated Subsidiary (the “U.S. Regulated Subsidiary’s Confidential Information”); or

(ii)        the self-regulatory function of any European Market Subsidiary under the European Exchange Regulations as operator of a European Regulated Market (including but not limited to disciplinary matters, trading data, trading practices and audit information) contained in the books and records of such European Market Subsidiary (the “European Market Subsidiary’s Confidential Information”),

in each case, shall (x) not be made available to any Person (other than as provided in this article 3.2(h)) other than to those officers, Directors, employees and agents of the Company that have a reasonable need to know the contents thereof, (y) be retained in confidence by the Company and the officers, Directors, employees and agents of the Company, and (z) not be used for any commercial purposes.

Notwithstanding the foregoing provisions of this article Error! Reference source not found., nothing in these articles shall limit or impede (x) the rights of the SEC or any U.S. Regulated Subsidiary to have access to and examine such U.S. Regulated Subsidiary’s Confidential Information pursuant to the U.S. federal securities laws and the rules and regulations thereunder, (y) the rights of the European Regulators or any European Market Subsidiary to have access to and examine such European Market Subsidiary’s Confidential Information pursuant to the European Exchange Regulations, or (z) the ability of any officers, Directors, employees or agents of the Company to disclose (1) the U.S. Regulated Subsidiary’s Confidential Information to the SEC or the U.S. Regulated Subsidiary or (2) the European Market Subsidiary’s Confidential Information to the European Regulators or the European Market Subsidiary.

(i)                 For so long as the Company directly or indirectly controls any U.S. Regulated Subsidiary, the Company, its Directors, officers and employees shall give due regard to the preservation of the independence of the self-regulatory function of such U.S. Regulated Subsidiary (to the extent of such U.S. Regulated Subsidiary’s self-regulatory function) and to its obligations to investors and the general public, and shall not take any actions that would interfere with the effectuation of any decisions by the board of directors or managers of such U.S. Regulated Subsidiary relating to its regulatory responsibilities (including enforcement and disciplinary matters) or that would interfere with the ability of the U.S. Regulated Subsidiary to carry out its responsibilities under the Exchange Act.

(j)                 For so long as the Company directly or indirectly controls any European Market Subsidiary, the Company, its Directors, officers and employees shall give due regard to the preservation of the independence of the self-regulatory function of such European Market Subsidiary (to the extent of such European Market Subsidiary’s self-regulatory function) and to its obligations to investors and the general public, and shall not take any actions that would interfere with the effectuation of any decisions by the board of directors or managers of such European Market Subsidiary relating to its regulatory responsibilities (including enforcement and disciplinary matters) or that would interfere with the ability of the European Market Subsidiary to carry out its regulatory responsibilities under the European Exchange Regulations.

(k)               In discharging his or her responsibilities as a member of the Board of Directors, each Director must, to the fullest extent permitted by applicable law, take into consideration the effect that the Company’s actions would have on the ability of: (i) any European Market Subsidiary to carry out its responsibilities under the European Exchange Regulations as operators of European Regulated Markets, (ii) the U.S. Regulated Subsidiaries to carry out their responsibilities under the Exchange Act, (iii) the U.S. Regulated Subsidiaries, NYSE Group (if and to the extent that NYSE Group continues to exist as a separate entity), ISE Holdings (if and to the extent that ISE Holdings continues to exist as a separate entity) and the Company (1) to engage in conduct that fosters and does not interfere with the ability of the U.S. Regulated Subsidiaries, NYSE Group (if and to the extent that NYSE Group continues to exist as a separate entity), ISE Holdings (if and to the extent that ISE Holdings continues to exist as a separate entity) and the Company to prevent fraudulent and manipulative acts and practices in the securities markets; (2) to promote just and equitable principles of trade in the securities markets; (3) to foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to, and facilitating transactions in securities, (iv) to remove impediments to and perfect the mechanisms of a free and open market in securities and a U.S. national securities market system, and (v) in general, to protect investors and the public interest; provided that nothing in this article Error! Reference source not found.(k) shall create any duty owed by any Director, officer or employee of the Company to any Person to consider, or afford any particular weight to, any of the foregoing matters in this article Error! Reference source not found.(k) or to limit his or her consideration to such matters.

(l)                 In discharging his or her responsibilities as a member of the Board or as an officer or employee of the Company, each such Director, officer or employee shall (i) comply with the U.S. federal securities laws and the rules and regulations thereunder, (ii) comply with the European Exchange Regulations and the rules and regulations promulgated thereunder, (iii) cooperate with the SEC, (iv) cooperate with the European Regulators, (v) cooperate with the U.S. Regulated Subsidiaries pursuant to and to the extent of their regulatory authority and (vi) cooperate with the European Market Subsidiaries pursuant to, and to the extent of, their regulatory authority; provided that nothing in this article Error! Reference source not found.(l) shall create any duty owed by any Director, officer or employee of the Company to any Person to consider, or afford any particular weight to, any of the foregoing matters in this article Error! Reference source not found.(l) or to limit his or her consideration to such matters.

(m)             The Company shall take reasonable steps necessary to cause the Company's officers, Directors and employees, prior to accepting a position as an officer, Director or employee, as applicable, of the Company to agree and consent in writing to the applicability to him or her of the requirements in the preceding paragraphs of this article 3.2 with respect to their activities related to any U.S. Regulated Subsidiary or European Market Subsidiary, as applicable.

CHAPTER III

AUTHORISED CAPITAL; SHARES; REGISTER OF SHAREHOLDERS

4                   Authorised capital

4.1              The authorised capital of the Company is one billion euro (EUR 1,000,000,000).

4.2              The authorised capital of the Company is divided into five hundred million (500,000,000) Ordinary Shares with a nominal value of one euro (EUR 1) each, numbered 1 through 500,000,000 and five hundred million (500,000,000) Preference Shares, with a nominal value of one euro (EUR 1) each, numbered P1 through P500,000,000.

5                   Shares; register of Shareholders

5.1              All Shares shall be registered and shall be available in the form of an entry in the register of Shareholders. No share certificates shall be issued.

5.2              With due observance of the applicable provisions of the laws of the Netherlands in respect of Shares, a register of Shareholders shall be kept by or on behalf of the Company, which register shall be regularly updated and, at the discretion of the Board, may, in whole or in part, be kept in more than one copy and at more than one address. Part of the register of Shareholders may be kept abroad in order to comply with applicable foreign statutory provisions or rules of the New York Stock Exchange, the Frankfurt Stock Exchange and any other stock exchange where Shares or depositary receipts of Shares are listed.

5.3              The form and contents of the register of Shareholders shall be determined by the Board with due observance of the provisions of articles 5.2 and 5.5.

5.4              All entries and notes in the register shall be signed by one or more persons authorised to represent the Company.

5.5              Each Shareholder’s name, address and such further information as required by the laws of the Netherlands or considered appropriate by the Board, shall be recorded in the register of Shareholders.

5.6              Upon his request, a Shareholder shall be provided with written evidence of the contents of the register of Shareholders with regard to the Shares registered in his name free of charge, and the statement so issued may be validly signed on behalf of the Company by a person to be designated for that purpose by the Board. In order to comply with applicable foreign statutory provisions or rules of the New York Stock Exchange, the Frankfurt Stock Exchange and any other stock exchange where Shares or depositary receipts of Shares are listed, the Company may allow inspection of the register of Shareholders by, or provide information included in the register of Shareholders to, any applicable supervisory authority.

5.7              The provisions of articles 5.5 and 5.6 shall equally apply to persons who hold a pledge on or usufruct in a Share.

CHAPTER IV

ISSUANCE OF SHARES

6                   Resolution to issue; conditions

6.1              Shares may be issued pursuant to a resolution of the General Meeting, or of another body of the Company designated for that purpose by a resolution of the General Meeting for a fixed period that may not exceed five (5) years. On such designation, the number and class of Shares which may be issued must be specified. The designation may be extended, from time to time, for a period not exceeding five (5) years. Unless the designation provides otherwise, it may not be withdrawn. A resolution of the General Meeting to issue Shares or to designate another body of the Company as the competent body to issue Shares can only be adopted at the proposal of the Board.

6.2              Within eight (8) days after each resolution of the General Meeting to issue Shares or to designate another body of the Company as the competent body to issue Shares, the full wording of the resolution involved shall be deposited at the office of the Dutch Trade Register.

6.3              Within eight (8) days after the end of each calendar quarter, each issue of Shares in such calendar quarter shall be notified to the office of the Dutch Trade Register, stating the number of Shares issued.

6.4              A resolution to issue Shares shall stipulate the issue price and the other conditions of issue. The issue price shall not be less than par, without prejudice to the provisions laid down in Section 2:80, subsection 2, of the Dutch Civil Code.

6.5              If Preference Shares are issued a General Meeting will be convened to be held not later than twenty-four (24) months after the day on which Preference Shares were first issued. At that General Meeting, the repurchase or cancellation of the Preference Shares will be considered.  If the General Meeting does not resolve to repurchase or to cancel the Preference Shares, then each twelve (12) months after the latter General Meeting, a General Meeting will be convened and held to consider the repurchase or cancellation of the Preference Shares, until no Preference Shares will be outstanding.

           The provisions above in this article 6.5 will not apply to Preference Shares issued pursuant to a resolution of the General Meeting.

6.6              The provisions of articles 6.1 through 6.3 shall apply by analogy to the granting of rights to subscribe for Shares, but shall not be applicable to the issue of Shares to persons exercising a right to subscribe for Shares previously granted.

7                   Rights of pre-emption

7.1              Upon issuance of Ordinary Shares, each holder of Ordinary Shares shall have a right of pre-emption in proportion to the aggregate nominal value of his Ordinary Shares, subject to the provisions of articles 7.2, 7.3 and 7.6. Holders of Ordinary Shares shall have a similar right of pre-emption if rights are granted to subscribe for Ordinary Shares.

7.2              Holders of Ordinary Shares shall have no right of pre-emption on Ordinary Shares which are issued against non-cash contributions nor on Ordinary Shares which are issued to employees of the Company or of a group company as defined in Section 2:24b of the Dutch Civil Code, nor on Preference Shares which are issued. Holders of Preference Shares shall have no right of pre-emption on Ordinary Shares or Preference Shares which are issued.

7.3              Prior to each single issuance of Ordinary Shares, the right of pre-emption may be limited or excluded by a resolution of the General Meeting. The right of pre-emption may also be limited or excluded by the body of the Company designated pursuant to article 6.1 hereof, if, by a resolution of the General Meeting, it was designated and authorised for a fixed period, not exceeding five (5) years, to limit or exclude such right of pre-emption. The designation may be extended, from time to time, for a period not exceeding five years. Unless the designation provides otherwise, it may not be withdrawn. If less than one-half of the Company’s issued capital is present or represented at the meeting, a majority of at least two-thirds of the votes cast shall be required for a resolution of the General Meeting to limit or exclude such right of pre-emption or to make such designation. A resolution of the General Meeting to limit or exclude the right of pre-emption or to designate another body of the Company as the competent body to limit or exclude the right of pre-emption can only be adopted at the proposal of the Board.

7.4              Within eight (8) days after each resolution of the General Meeting to designate another body of the Company as the competent body to limit or exclude the right of pre-emption, the full wording of the resolution involved shall be deposited at the office of the Dutch Trade Register.

7.5              The Company shall announce any issuance of Ordinary Shares with rights of pre-emption and the period of time within which such rights of pre-emption may be exercised in the Dutch Government Gazette (Staatscourant) and in a nationally distributed newspaper, unless the announcement is made to all holders of Ordinary Shares in writing to the address provided by each of them, and furthermore in such other manner as may be required to comply with the rules of the New York Stock Exchange, the Frankfurt Stock Exchange and any other stock exchange where Ordinary Shares or depositary receipts of Ordinary Shares are listed. Such rights of pre-emption can be exercised during at least two weeks after the day of notice in the Dutch Government Gazette (Staatscourant) or after the dispatch of the announcement to the Shareholders.

7.6              Holders of Ordinary Shares shall have no right of pre-emption in respect of Ordinary Shares which are issued to a person exercising a right to subscribe for Ordinary Shares previously granted.

8                   Payment for Shares

8.1              The full nominal value of each ordinary share must be paid upon subscription, and, in addition, if the ordinary share is issued at a higher amount, the difference between such amounts. Preference Shares may be issued against partial payment, provided that at least one-fourth of the nominal value must be paid upon the issuance.

8.2              Payment for a Share must be made in cash insofar as no non-cash contribution has been agreed upon. Payment in a currency other than euros may only be made with the consent of the Company and with due observance of the provisions of Section 2:93a of the Dutch Civil Code.

8.3              Non-cash contributions on Shares are subject to the provisions of Section 2:94b of the Dutch Civil Code.

8.4              The Board may at any desired time determine the day on which further payments on non-fully paid-up Preference Shares must be made, and in what amount. The Board shall give the holders of the Preference Shares immediate notice of such resolution; there must be at least thirty (30) days between that notification and the day on which the payment must have occurred.

8.5              The Board shall be authorised to perform legal acts relating to non-cash contributions on Shares and other legal acts as referred to in Section 2:94 of the Dutch Civil Code, without prior approval of the General Meeting.

CHAPTER V

OWN SHARES; REDUCTION OF THE ISSUED CAPITAL

9                   Own Shares

9.1              When issuing Shares, the Company may not subscribe for its own Shares.

9.2              The Company may acquire fully paid-up Shares or depositary receipts thereof, provided either no valuable consideration is given, or:

(a)                the Distributable Equity is at least equal to the purchase price; and

(b)               the aggregate nominal value of the Shares or depositary receipts thereof to be acquired, and of the Shares or depositary receipts thereof already held, by the Company and its Subsidiaries, and of the Shares and depositary receipts thereof held in pledge by the Company, does not exceed one-half of the Company’s issued capital; and

(c)                the Board has been authorised by the General Meeting thereto. Such authorisation shall be valid for not more than eighteen (18) months. The General Meeting must specify in the authorisation the number of Shares which may be acquired, the manner in which they may be acquired and the limits within which the price must be set.

9.3              The validity of the acquisition shall be decided on the basis of the amount of equity appearing from the last adopted balance sheet, less the aggregate of the acquisition price for Shares or depositary receipts thereof, the amount of loans as referred to in article 10.3 and any distributions of profits or at the expense of reserves to others which have become due by the Company and its Subsidiaries after the balance sheet date. An acquisition in accordance with article 9.2 shall not be permitted, if more than six (6) months have elapsed after the end of a financial year without the annual accounts having been adopted.

9.4              The authorisation referred to in article 9.2(c) is not required to the extent the Company acquires its own Shares which are quoted in the listing of any stock exchange in order to transfer them to employees of the Company or of a group company of the Company pursuant to a plan applicable to such employees.

9.5              The foregoing provisions of this article 9 shall not apply to Shares or depositary receipts thereof which the Company acquires by universal succession of title.

9.6              The acquisition of Shares or depositary receipts thereof by a Subsidiary shall be subject to the provisions of Section 2:98d of the Dutch Civil Code.

9.7              Shares or depositary receipts thereof held by the Company may be transferred pursuant to a resolution of the Board.

9.8              In the General Meeting, no voting rights may be exercised for any Share held by the Company or a Subsidiary, or for any Share for which the Company or a Subsidiary holds the depositary receipts. However, pledgees and usufructuaries of Shares owned by the Company or a Subsidiary are not excluded from exercising voting rights if the right of pledge or the usufruct was created before the Share was owned by the Company or such Subsidiary. The Company or a Subsidiary may not exercise voting rights for a Share in which it holds a right of pledge or a usufruct.

10                Financial assistance

10.1          The Company may not give security, guarantee the price, or in any other way answer to or bind itself, either severally or jointly, for or on behalf of third parties, with a view to a subscription for or an acquisition of Shares or depositary receipts thereof by others. This prohibition also applies to Subsidiaries.

10.2          The prohibition of article 10.1 shall not apply to Shares or depositary receipts thereof subscribed or acquired by or for employees of the Company or of a group company as defined in Section 2:24b of the Dutch Civil Code.

10.3          The Company and its Subsidiaries may provide loans with a view to the subscription or acquisition by others of Shares or depositary receipts thereof in the Company, but only to the extent permitted under and in compliance with Section 2:98c of the Dutch Civil Code.

11                Reduction of the issued capital

11.1          The General Meeting may resolve to reduce the Company’s issued capital in accordance with the relevant provisions prescribed by the laws of the Netherlands, provided that such resolution can only be adopted at the proposal of the Board. Such resolution must designate the Shares to which the resolution pertains and must provide for the implementation of the resolution.

11.2          A reduction of the Company’s issued capital may be effected:

(a)                by cancellation of Shares held by the Company or for which the Company holds the depositary receipts; or

(b)               by reducing the nominal value of Shares, to be effected by an amendment of these articles of association; or

(c)                by cancellation of Preference Shares.

11.3          If all issued Preference Shares are cancelled, the following shall be paid on each Preference Share:

(a)                as repayment: an amount equal to the nominal amount paid on that Preference Share; and

(b)               as a distribution at the expense of the Distributable Equity, subject to the provisions of article 24.9:

(i)                 any missing Preferred Dividend in relation to financial years prior to the financial year in which cancellation occurs;

(ii)                any Preferred Dividend accrued during the financial year in which cancellation occurs but unpaid, to be calculated for this purpose over the period ending on the day of cancellation of the Preference Share.

11.4          If less than one-half of the Company’s issued capital is present or represented at the meeting, a majority of at least two-thirds of the votes cast shall be required for a resolution of the General Meeting to reduce the Company’s issued capital.

11.5          A reduction of the nominal value of Shares without repayment must be effected in proportion to all Shares. This principle may be deviated from with the consent of all Shareholders.

11.6          The notice convening a General Meeting of Shareholders, at which a proposal to reduce the Company’s issued capital will be made, shall state the purpose of the capital reduction and the manner in which it is to be achieved.

11.7          A reduction of the Company’s issued capital shall furthermore be subject to the provisions of Sections 2:99 and 2:100 of the Dutch Civil Code.

CHAPTER VI

TRANSFER OF SHARES

12                Transfer of Shares

12.1          For as long as Shares or depositary receipts thereof are admitted to the official listing on a regulated stock exchange as referred to in Section 2:86c of the Dutch Civil Code, the transfer of a Share and the creation or transfer of a limited right thereon shall require a private deed to that effect and, except in the event the Company is party to that legal act, an acknowledgement in writing by the Company of the transfer. The acknowledgement shall be given in the private deed, or by a dated statement embodying such acknowledgement on the private deed or on a true copy or extract thereof duly authenticated by a civil law notary or by the transferor. Serving of such private deed, true copy or extract on the Company shall be deemed to be equal to acknowledgement.

12.2          If the Shares or the depositary receipts thereof are no longer admitted to an official listing of a regulated stock exchange as referred to in Section 2:86c of the Dutch Civil Code, Section 2:86 of the Dutch Civil Code will apply, as a result of which a transfer of a Share and the creation or transfer of a limited right shall, inter alia, require a notarial deed to that effect.

12.3          The acknowledgement of transfer by the Company shall be signed by one or more persons authorised to represent the Company.

12.4          The provisions of articles 12.1 and 12.2 shall apply correspondingly to the allotment of Shares by distribution of any community.

CHAPTER VII

PLEDGING OF SHARES AND USUFRUCT ON SHARES

13                Pledging of Shares and usufruct on Shares

13.1          The provisions of article 12 shall apply by analogy to the pledging of Shares and to the creation or transfer of a usufruct on Shares.

13.2          Upon the creation of a right of pledge or usufruct on a Share, the voting rights attached to such Share may be assigned to the pledgee or usufructuary, with due observance of the relevant provisions of the laws of the Netherlands. Both the Shareholder without voting rights and the pledgee or usufructuary with voting rights shall have the rights conferred by the laws of the Netherlands upon holders of depositary receipts issued with a company’s cooperation for shares in its capital. The pledgee or usufructuary without voting rights shall not have the rights referred to in the preceding sentence.

CHAPTER VIII

THE BOARD

14                Composition; remuneration; eligibility

14.1          Until the end of the annual General Meeting of Shareholders occurring in 2015 (the "Initial Board Term"), the Board shall consist of seventeen (17) members, constituted as follows: one (1) Executive Director A, being the Group CEO; one (1) Director B, being the Group Chairman; and fifteen (15) Non-Executive Directors, consisting of six (6) Non-Executive Directors A and nine (9) Non-Executive Directors B. Immediately following the expiry of the Initial Board Term, the number of Directors will be decreased and the Board shall consist of twelve (12) members (without designations as either Directors A or Directors B), constituted as follows: one (1) Executive Director, being the Group CEO; one (1)  Director, being the Group Chairman; and ten (10) Non-Executive Directors. Only natural persons can be Directors. To the extent permitted under the laws of the Netherlands and subject to the terms of the articles and the Board Rules, and to the extent a Director is not appointed prior to the Closing Date as either an Executive Director or a Non-Executive Director, the Board shall determine whether a Director shall be designated as an Executive Director or as a Non-Executive Director.

14.2          Each of the Directors shall be appointed by the General Meeting for a term that will expire at the end of the next annual General Meeting of Shareholders or until his or her successor is elected or, if earlier, upon such Director’s resignation, removal or death. During the Initial Board Term, each of the Directors (or his or her replacement pursuant to article 14.5) shall be nominated by the Board for re-election to the Board pursuant to a binding nomination at each of the annual General Meetings of Shareholders occurring in 2012, 2013 and 2014; provided, however, that the Group Chairman and the Group CEO shall each be nominated by the Board pursuant to a binding nomination for re-election to the Board at the annual General Meetings of Shareholders occurring in 2012, 2013, 2014 and 2015 in accordance with articles 15.1 and 16.1.  Notwithstanding the foregoing provisions of this article 14.2, in the event that the Board determines prior to the Closing Date that (i) the Company will qualify as a “foreign private issuer” as defined in Rule 3b-4(c) promulgated under the U.S. Securities Exchange Act (such status, “FPI Status”) and will maintain FPI Status on an ongoing basis following the Closing Date through the end of the Initial Chairman Term, and (ii) the Directors may be appointed by the General Meeting for a term that expires in 2015 (or in 2016 in the case of the Group Chairman and the Group CEO) and Directors are not otherwise required by applicable law, regulation or stock exchange listing standards to be elected at each annual General Meeting, then the Directors shall be appointed on or prior to the Closing Date by the General Meeting for a term ending at the end of the annual General Meeting of Shareholders occurring in 2015, except that the Group Chairman and the Group CEO shall each initially be appointed on or prior to the Closing Date for a term ending at the end of the annual General Meeting of Shareholders occurring in 2016.

14.3          Directors shall be appointed by the General Meeting by the vote in favour of at least two-thirds majority of the votes cast, representing more than one-half of the Company’s issued share capital or, in the case of any person nominated by the Board for appointment as a Director, by the vote in favour of at least a majority of the votes cast. Notwithstanding the foregoing, the Board may submit a binding nomination in accordance with Section 2:133 of the Dutch Civil Code to nominate persons for appointment as Directors at the General Meeting of Shareholders and, in the event of any such binding nomination, the General Meeting shall appoint Directors solely from such binding nominations; provided, however, that the General Meeting may, by a resolution passed with at least a two-thirds majority of the votes cast, representing more than one-half of the Company’s issued capital, resolve that the candidates proposed pursuant to any binding nomination shall not be appointed as Directors, in which case the Board shall have the right to submit a new binding nomination with respect to any Board seats which are to be filled for the appointment of Director(s) at a further General Meeting of Shareholders. A Director may be reappointed with due observance of the previous sentences.

14.4          A Director may be suspended or removed by the General Meeting at any time by a resolution passed with at least a two-thirds majority of the votes cast, representing more than one-half of the Company’s issued capital. If permitted under the laws of the Netherlands, a Director may also be suspended by the Board. Any suspension may not last longer than three (3) months in the aggregate. If, at the end of that period, no decision has been taken on termination of the suspension, the suspension shall end.

14.5          In the event of a Director’s resignation, removal or death prior to the end of the Initial Board Term, the Directors A shall make a recommendation to the Nominations, Governance and Corporate Responsibility Committee of a replacement candidate if the vacancy occurs in a Board seat previously held by a Director A, and the Directors B shall make a recommendation to the Nominations, Governance and Corporate Responsibility Committee of a replacement candidate if the vacancy occurs in a Board seat previously held by a Director B. Any person who is elected to the Board to fill a Board seat during the Initial Board Term that was previously held by a Director A or a Director B shall be designated as a Director A or a Director B, respectively, for purposes of article 14.1, but such person shall not constitute a Director A or a Director B (and shall instead have undesignated status) for purposes of article 17.8 unless such person is the Group Chairman or the Group CEO or is recommended by the Directors A (in the case of a vacancy in a Director A seat) or by the Directors B (in the case of a vacancy in a Director B seat) to fill the vacancy on the relevant Board Committee.

In the event of the resignation, removal or death of the Group Chairman or the Group CEO prior to the end of their respective Initial Chairman Term or Initial CEO Term, the procedure under this article 14.5 shall apply mutatis mutandis, except that the recommendation of the Directors A or the Directors B, as applicable, shall be binding on the Nominations Governance and Corporate Responsibility Committee and on the Board, who shall nominate such nominee for appointment to the Board and shall appoint such nominee as the Group Chairman or the Group CEO, as applicable, concurrently with his or her appointment by the General Meeting until the expiration of the Initial Chairman Term or the Initial CEO Term, as applicable.  The particular rights, authorities and responsibilities of the Group Chairman and the Group CEO under these articles and the Board Rules will be granted to their respective successors during the Initial Chairman Term or the Initial CEO Term, as applicable.

14.6          The Board may appoint a company secretary (the “Company Secretary”) who shall assist the Board. If a Company Secretary is appointed during the Initial Board Term, the individual with the position of General Corporate Counsel shall be appointed as the Company Secretary. The Company Secretary shall have such powers as are assigned to him, subject to the provisions of these articles of association, by the Board on or after his appointment.

14.7          The Company has a policy on the remuneration of the Board. The policy shall be adopted by the General Meeting, upon a proposal of the Human Resources and Compensation Committee of the Board. The policy on remuneration shall, in any case, include the subjects referred to in Sections 2:383c up to and including 2:383e of the Dutch Civil Code, insofar as these relate to the Board.

14.8          The Board shall determine, with due observance of the policy referred to in article 14.7, the remuneration and further conditions of employment for each member of the Board.

14.9          Proposals concerning plans or arrangements for share awards or share options to Directors shall be submitted by the Board to the General Meeting for its approval. Such proposals must, at a minimum, state the number of shares or share options that may be granted to the Board and the criteria that apply to the granting of such shares or share options or the alteration of such arrangements.

14.10       No person that is a U.S. Disqualified Person or a European Disqualified Person, may be a Director of the Company.

14.11       No person may be a Director of the Company unless he or she has agreed and consented in writing, in form and substance acceptable to the Company, to the applicability to him or her of the requirements set forth in article 3.2 with respect to his or her activities related to any U.S. Regulated Subsidiary or European Market Subsidiary, as applicable.

15                Chairman of the Board

15.1          The Board shall appoint one of the Directors to be the Chairman of the Board (the “Group Chairman”) for such period as the Board may decide, except that the person who was the Group Chairman as of the Closing Date shall have a term expiring at the end of the next annual General Meeting of Shareholders and shall be re-appointed as Group Chairman by the Board at the annual General Meetings occurring in 2012, 2013, 2014 and 2015 (the total term ending at the end of the annual General Meeting of Shareholders occurring in 2016 to be referred to as the “Initial Chairman Term”) concurrently with his re-election as a Director at such meetings, subject however to his earlier resignation, removal or death.  Notwithstanding the foregoing provisions of this article 15.1, in the event that the Board determines prior to the Closing Date that (i) the Company will have and maintain FPI Status on an ongoing basis following the Closing Date through the end of the Initial Chairman Term, and (ii) the Directors may be appointed by the General Meeting for a term that expires in 2015 (or in 2016 in the case of the Group Chairman and the Group CEO) and Directors are not otherwise required by applicable law, regulation or stock exchange listing standards to be elected at each annual General Meeting, then the person who was the Group Chairman as of the Closing Date shall be appointed for a period ending at the end of the annual General Meeting of Shareholders occurring in 2016.  During the Initial Chairman Term, the Board shall also appoint one of its Directors A as Vice Chairman of the Board (a “Group Vice Chairman”). The Group Vice Chairman shall only fulfil the duties of the Group Chairman under article 15.2.1 in case of his absence pursuant to article 15.4 and as specified in article 29.1, but shall have none of the other of the particular powers conferred upon the Group Chairman during the Initial Chairman Term.

15.2          During the Initial Chairman Term, the responsibilities and authorities of the Group Chairman shall include:

15.2.1        leading the meetings of the Board, calling Board meetings and setting the agenda;

15.2.2        initiating and developing overall [TopCo] Group strategy (i.e. strategic measures impacting the overall [TopCo] Group and measures requiring decisions on significant investment prioritizations);

15.2.3        global relationship management and representation and global political and regulatory representation of the [TopCo] Group; and

15.2.4        consultation rights in relation to appointments and removals of members of the Global Executive Committee selected by the Group CEO.

15.3          After the Initial Chairman Term, the Group Chairman shall be a Non-Executive Director and the responsibilities and authorities of the Group Chairman shall consist of the responsibilities and authorities provided for at such time in the Board Rules. The particular responsibilities and authorities granted to the Group Chairman in accordance with article 15.2 will terminate at the end of the Initial Chairman Term.

15.4          If no Group Chairman has been appointed or if the Group Chairman is absent or unable to take the chair, a meeting of the Board shall be presided over by the Group Vice-Chairman or, in the event of his absence or inability to take the chair, by a member of the Board designated for such purpose by the meeting to be entrusted with the duties of the Group Chairman at such meeting.

15.5          Until the first annual General Meeting of Shareholders occurring after the sixth anniversary of the Closing Date, the Group Chairman shall have his primary office in and perform his [TopCo] Group management tasks primarily out of Frankfurt, Germany, with his secondary office in New York, State of New York, United States of America, and the Group CEO shall have his primary office in and perform his [TopCo] Group management tasks primarily out of New York State of New York, United States of America, with his secondary office in Frankfurt, Germany, or vice-versa with the primary office locations of the Group Chairman and the Group CEO being located in New York, State of New York, United States of America and Frankfurt, Germany, respectively, and their secondary office locations in Frankfurt, Germany and New York, State of New York, United States of America, respectively.

16                Group CEO

16.1          The Board shall appoint the Executive Director to be the chief executive officer of the [TopCo] Group (the “Group CEO”) for such period as the Board may decide, except that the person who was the Group CEO as of the Closing Date shall have a term expiring at the end of the next annual General Meeting of Shareholders and shall be reappointed as Group CEO by the Board at the annual General Meetings of Shareholders occurring in 2012, 2013, 2014 and 2015 (the total term ending at the end of the annual General Meeting of Shareholders occurring in 2016 to be referred to as the “Initial CEO Term”), concurrently with his re-election as a Director at such meetings, subject however to his earlier resignation, removal or death.  Notwithstanding the foregoing provisions of this article 16.1, in the event that the Board determines prior to the Closing Date that (i) the Company will have and maintain FPI Status on an ongoing basis following the Closing Date through the end of the Initial CEO Term, and (ii) the Directors may be appointed by the General Meeting for a term that expires in 2015 (or in 2016 in the case of the Group Chairman and the Group CEO) and Directors are not otherwise required by applicable law, regulation or stock exchange listing standards to be elected at each annual General Meeting, then the person who was the Group CEO as of the Closing Date shall be appointed for a period ending at the end of the annual General Meeting of Shareholders occurring in 2016.

16.2          During the Initial CEO Term, the Group CEO shall assume the typical roles of a CEO, including the following responsibilities and authorities:

16.2.1        the management and performance of the [TopCo] Group (including annual budget and business plan);

16.2.2        initiating and developing business strategy of the [TopCo] Group for the global divisions and regions;

16.2.3        developing integration policy and parameters to shape the [TopCo] Group, including systems, staffings and locations, for consideration of the Integration Committee, and having responsibility for execution of integration;

16.2.4        serving as a member of the Strategy Committee; and

16.2.5        chairing the Global Executive Committee and having the right of selection, appointment and removal of Global Executive Committee members, provided that the Group CEO shall closely consult with the Group Chairman (during the Initial Chairman Term) and the entire Board on any proposed appointments or removals of Global Executive Committee members.

17                Duties, decision-making process and allocation of duties; committees

17.1          Subject to the restrictions imposed by these articles of association, the business and affairs of the Company and [TopCo] Group shall be managed by or under the direction of the Board.

17.2          The Non-Executive Directors shall supervise the policy and the fulfilment of duties of the Executive Director and the general affairs of the Company, and they shall be further entrusted with such duties as are and shall be determined by or pursuant to these articles of association or as set out in the Board Rules.

17.3          When making Board resolutions, each Director may cast one vote.

17.4          To the extent that the law, these articles of association or the Board Rules do not provide otherwise, all resolutions of the Board shall be adopted by a simple majority of the votes cast. The Board can only validly adopt resolutions in a meeting at which at least the majority of its members are present or represented. A member of the Board may authorise another member of the Board to represent him at the Board meeting and vote on his behalf.

17.5          Resolutions of the Board providing for:

17.5.1        appointment and removal of the Group Chairman and of the Group CEO in accordance with articles 14.5, 15.1 and 16.1, respectively;

17.5.2        proposals to change the articles of association;

17.5.3        transformational M&A deals, which for purposes of this article 17.5.3 shall mean transactions (i) which require approval by the General Meeting pursuant to Section 2:107a of the Dutch Civil Code or (ii) which in view of their size and significance very materially change the business of the [Topco] Group, either in size or direction or geographic presence; and

17.5.4        major structural changes, which for purposes of this article 17.5.4 shall mean (i) any amendments to articles 2.3, 14.1, 15.5 or 17.7, (ii) changes or enhancements to the responsibilities and authorities of the Group Chairman during the Initial Chairman Term as provided in article 15.2, or changes or enhancements to the responsibilities of the Group Chairman after the Initial Chairman Term as provided in article 15.3 or (iii) changes or enhancements to the responsibilities and authorities of the Group CEO during the Initial CEO Term as provided in article 16.2, may only be adopted by a resolution passed with the vote in favour of more than sixty-six percent (66%) of the total number of Directors that would be in office if none of the Board seats would be vacant and all of the Directors would be able to perform their duties.

17.6          With due observance of these articles of association, the Board may establish further rules regarding its decision-making process and working methods, its internal organisation, the composition, duties and organisation of committees and any other matters, including matters concerning the Board, the Executive Director, the Non-Executive Directors, the committees established by the Board, the Group Chairman and the Group CEO (the “Board Rules”). During the Initial Chairman Term and the Initial CEO Term, the Board Rules may be amended and supplemented by the Board from time to time by a resolution adopted by more than sixty-six percent (66%) of the total number of Directors that would be in office if none of the Board seats would be vacant and all of the Directors would be able to perform their duties, and thereafter they may be amended and supplemented by the Board in accordance with the terms of the Board Rules.  In case a change of the Board Rules at the same time would constitute a change to these articles of association, or would conflict with any provision of these articles of association, the change shall become effective only upon a change of these articles of association.

17.7          The Board may establish such committees as it may deem necessary, which committees may consist of one or more members of the Board. The Board appoints the members of each committee and determines the tasks of each committee. The Board may, at any time, change the duties and the composition of each committee, provided that during the Initial Board Term, any such changes shall require a resolution passed with the vote in favour of more than sixty-six percent (66%) of the total number of Directors that would be in office if none of the Board seats would be vacant and all of the Directors would be able to perform their duties.

During the Initial Chairman Term and the Initial CEO Term, the Board shall constitute the following committees (the “Board Committees”):

17.7.1        Audit, Finance and Risk Committee;

17.7.2        Nomination, Governance and Corporate Responsibility Committee;

17.7.3        Human Resources and Compensation Committee;

17.7.4        Strategy Committee;

17.7.5        Integration Committee; and

17.7.6        Technology Committee.

17.8          Each of the aforementioned Board Committees shall, during the Initial Board Term, consist of three Directors B and two Directors A. In the event of a vacancy on any Board Committee during the Initial Board Term, the Directors A shall make a recommendation to the Nominations, Governance and Corporate Responsibility Committee of a replacement candidate if the vacancy occurs in a Board seat previously held by a Director A, and the Directors B shall make a recommendation to the Nominations, Governance and Corporate Responsibility Committee of a replacement candidate if the vacancy occurs in a Board seat previously held by a Director B.  A replacement member shall not constitute a Director A or a Director B (and shall instead have undesignated status) for purposes of this article 17.8 unless such person is the Group Chairman or the Group CEO or is recommended by the Directors A (in the case of a vacancy in a Director A seat) or by the Directors B (in the case of a vacancy in a Director B seat) to fill the vacancy on the relevant Board Committee.

17.9          During the Initial Chairman Term, the Group Chairman shall chair the Nomination, Governance and Corporate Responsibility Committee and the Strategy Committee and shall be a member of the Human Resources and Compensation Committee and the Integration Committee.

For the Initial CEO Term, the Group CEO shall chair the Integration Committee and shall be a member of the Strategy Committee.

For the Initial Board Term, the Human Resources and Compensation Committee and the Audit, Finance and Risk Committee shall each be chaired by a Non-Executive Director A, and the Technology Committee shall be chaired by a Non-Executive Director B.

17.10       Meetings of the Board or any Board committees may be held by means of an assembly of the Directors in person at a formal meeting or by conference call, video conference or by any other means of communication, provided that all Directors participating in such meeting are able to communicate with each other simultaneously.  Participation in a meeting held in any of the above ways shall constitute presence at such meeting.

17.11       Board resolutions and Board committee resolutions may also be adopted outside a formal meeting, in writing, provided that the proposal concerned is submitted in writing to all Directors or members of such Board committee, as applicable, then in office and none of them objects to the proposed manner of adopting resolutions. Adoption of resolutions in writing shall be effected by written statements from all Directors or Board committee members, as applicable, which are then in office.

18                Representation; conflict of interest

18.1          The Company shall be represented by the Board. The Executive Director shall also be authorised to represent the Company.

18.2          The Board may appoint persons with general or limited power to represent the Company. Each such person shall be competent to represent the Company, subject to the restrictions imposed on him. The Board shall determine each such person’s title.

18.3          In the event of a conflict of interest between the Company and one or more Directors, the provisions of article 18.1 shall continue to apply unimpaired, unless the General Meeting has designated one or more other persons to represent the Company in the case at hand in the event of such a conflict.

19                Approval of Board resolutions

19.1          Resolutions of the Board entailing a significant change in the identity or character of the Company or its business are subject to the approval of the General Meeting, including in any case:

(a)                the transfer of all or nearly all of the business of the Company to a third party;

(b)               entering into or termination of long-term co-operations of the Company or a Subsidiary with any other legal entity or company or as fully liable partner in a limited partnership or general partnership, if this co-operation or termination is of major significance for the Company; and

(c)                acquiring or disposing of participating interests in the capital of a company of at least one-third of the sum of the assets of the Company as shown on its balance sheet plus explanatory notes or, if the Company prepares a consolidated balance sheet, its consolidated balance sheet plus explanatory notes according to the last adopted annual accounts of the Company, by the Company or a Subsidiary.

19.2          The absence of approval by the General Meeting of a resolution as referred to in article 19.1 shall not affect the authority of the Board or an Executive Director to represent the Company.

20                Vacancy or inability to act

If a seat on the Board is vacant or a Director is unable to perform his duties, the remaining Directors’ or Director’s duties, rights and abilities shall be unchanged from that which existed prior to such vacancy or inability of a Director to perform duties, provided that if the seat for the Group CEO is vacant or the Group CEO is unable to perform his duties, the Group CEO’s duties and responsibilities shall be temporarily fulfilled by the Non-Executive Directors or by a person to be designated for that purpose by the Non-Executive Directors.  If all seats on the Board are vacant or all Directors or the sole Director, as the case may be, are unable to perform their duties, the management of the business and affairs of the Company shall be temporarily entrusted to one or more persons designated for that purpose by the General Meeting.

21                Indemnity

21.1          Subject to the provisions of article 21.3, the Company shall indemnify each current and former Director who is conducting a defense against (threatening) claims or who is subject to (threatening) investigations based on acts or failures to act in the exercise of his or her duties or any other duties currently or previously performed by him or her at the Company’s request, or who is appearing in other legal proceedings in which he or she is involved as a current or former Director or based on any other duties currently or previously performed by him or her at the Company’s request, with the exception of proceedings primarily aimed at pursuing a claim on his or her own behalf (not including any claim for recourse in relation to claims or investigations referred to above in this article 21.1) against all costs and expenses reasonably incurred by him or her and shall pay any damages or fines payable by the (former) Director as a result of an act or failure to act as referred to above in this article 21.1. This indemnification shall also apply to any claims by the Company or by a shareholder of the Company.

21.2          Costs, damages and fines incurred by the (former) Director as referred to under article 21.1 shall be paid by the Company upon having received a specification of those costs, damages and fines subject to an undertaking in writing by the (former) Director that he or she shall repay any reimbursed amount to the Company if it shall ultimately be determined that he or she is not entitled to indemnification under the provisions of this article 21 or if and to the extent an insurer subsequently also pays out the costs, damages and/ or fines to the (former) Director.

21.3          There shall be no entitlement to indemnity under this article 21:

(a)                if and to the extent the laws of the Netherlands would not permit such indemnification;

(b)               if and to the extent a competent court has established in a final and conclusive decision that the act or failure to act of the (former) Director may be characterized as wilful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar), unless the laws of the Netherlands provide otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

(c)                if and to the extent the costs, damages or fines payable by the (former) Director are covered by any liability insurance and the insurer has paid out the costs, damages or fines.

21.4          An amendment of this article 21 shall not prejudice any rights of a (former) Director if acquired under this article 21 before such amendment, unless the (former) Director specifically agrees with such amendment. If there is no specific agreement, the obligations of the Company under this article 21 shall apply as if the amendment was not implemented but only insofar as such amendment is a deterioration of the rights of such (former) Director. The indemnity shall also be for the benefit of any heirs of the (former) Director.

21.5          The relevant (former) Director shall follow the Company’s instructions relating to the manner of his or her defense and consult with the Company in advance about the manner of such defense. The person concerned shall not: (i) acknowledge any personal liability, (ii) waive any defense, or (iii) agree on a settlement, without the Company’s prior written consent.

21.6          The Company may take out liability insurance for the benefit of the (former) Directors. In case the Company has taken out liability insurance for the benefit of the (former) Director, the (former) Director shall, to the extent reasonable, act in accordance with the provisions of the insurance policy.

21.7          Any rights and obligations under this article 21 shall be governed by the laws of the Netherlands. Disputes between the Company and a (former) Director arising in relation to this indemnity shall be finally settled in accordance with the Arbitration Rules of the Netherlands Arbitration Institute. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be Amsterdam. The procedure shall be conducted in the English language.  The arbitral tribunal shall decide in accordance with the rules of law (naar de regelen des rechts).

21.8          The Board may, by agreement or otherwise, give further implementation to the indemnity.

CHAPTER IX

FINANCIAL YEAR AND ANNUAL ACCOUNTS; PROFITS AND DISTRIBUTIONS

22                Financial year and annual accounts

22.1          The Company’s financial year shall be the calendar year.

22.2          Annually, not later than four (4) months after the end of the financial year, the Board shall prepare annual accounts, and shall deposit the same for inspection by the Shareholders at the Company’s office.

22.3          Within the same period, the Board shall also deposit the annual report for inspection by the Shareholders.

22.4          The annual accounts shall consist of a balance sheet, a profit and loss account and explanatory notes.

22.5          The annual accounts shall be signed by the Directors. If the signature of one or more of them is missing, this shall be stated and reasons for this omission shall be given.

22.6          The Company shall appoint an accountant to audit the annual accounts. Such appointment shall be made by the General Meeting. If it does not proceed thereto, then the Board shall be authorised to make such appointment. The appointment may be revoked by the General Meeting as well as, in case the appointment was made by the Board, by the Board.  The appointment may be revoked for sound reasons only; such reasons shall not include a difference in opinion with regard to reporting methods or audit activities.

22.7          The Company shall ensure that the annual accounts and, insofar as required, the annual report and the information to be added by virtue of the laws of the Netherlands are kept at its office as from the day on which notice of the annual General Meeting of Shareholders is given in which the annual accounts and the annual report shall be discussed and in which the adoption of the annual accounts shall be resolved upon. Shareholders may inspect the documents at that place and obtain a copy free of charge.

22.8          The annual accounts, the annual report, the information to be added by virtue of the laws of the Netherlands and the audit by an accountant, as well as deposition of documents at the Dutch Trade Register, shall furthermore be subject to the provisions of Book 2, Title 9, of the Dutch Civil Code.

23                Adoption of the annual accounts and release from liability

23.1          The General Meeting shall adopt the annual accounts.

23.2          At the General Meeting of Shareholders at which it is resolved to adopt the annual accounts, any proposals concerning release of the Executive Directors from liability for the management of the Company or the [Topco] Group or concerning the release of the Non-Executive Directors for their supervision thereof, insofar as the exercise of their duties is reflected in the annual accounts or otherwise disclosed to the General Meeting prior to the adoption of the annual accounts, shall be brought up separately for discussion at such General Meeting of Shareholders or at a subsequent General Meeting of Shareholders.

24                Profits and distributions

24.1          Out of the profits earned in a financial year, primarily and insofar as possible, a preferred dividend (the “Preferred Dividend”) is paid on each Preference Share in an amount equal to (i) twelve (12) months EURIBOR, increased by (ii) a premium to be determined by the Board in line with market conditions per the date of the first issue of the Preference Shares with a maximum of five hundred basis points (500 bps), per annum, calculated over:

(a)                the nominal amount paid on a Preference Share; and

(b)               any missing Preferred Dividend, to be calculated for this purpose over the period ending on the day this amount is made payable.

If, in a financial year, no profit is made or the profits are insufficient to allow the distribution provided for in the preceding sentence, the deficit shall be paid at the expense of the profits earned in following financial years or, if possible, at the expense of any freely distributable reserve of the Company.

24.2          The Board shall, in its sole discretion, determine which part of the profits remaining after application of article 24.1 shall be reserved.

24.3          The allocation of profits remaining after application of articles 24.1 and 24.2 shall be determined by the General Meeting, provided that no further distributions shall be made on the Preference Shares.

24.4          Distribution of profits shall be made after adoption of the annual accounts if permissible under the laws of the Netherlands given the contents of the annual accounts.

24.5          The Board may resolve to make interim dividend distributions only to the extent that the requirements set forth in article 24.1 are satisfied as apparent from the interim statement of assets and liabilities referred to in article 24.9.

24.6          The General Meeting may resolve to make distributions at the expense of any reserve of the Company, provided that such resolution can only be adopted at the proposal of the Board.

24.7          Distributions on Shares payable in cash shall be paid in euro, unless the Board determines that payment shall be made in another currency.

24.8          Any distribution on Shares may be paid in kind in the form of Shares instead of in cash, provided that this will at all times require the approval of the Board and, if and to the extent the Board is not authorised to issue Shares and to limit or exclude the rights of pre-emption, a resolution of the body of the Company authorised to issue Shares and to limit or exclude the rights of pre-emption.

24.9          Distributions on Shares may be made only up to an amount which does not exceed the amount of the Distributable Equity and, if it concerns an interim dividend distribution or distribution at the expense of any reserve of the Company, compliance with this requirement will be evidenced by an interim statement of assets and liabilities as referred to in Section 2:105, subsection 4, of the Dutch Civil Code. The Company shall deposit the statement of assets and liabilities at the office of the Dutch Trade Register within eight (8) days after the day on which the resolution to make the distribution is published.

24.10       The date of payment of a distribution on Shares shall be determined by the body of the Company authorised to resolve on such distribution on Shares. A claim of a Shareholder for payment of a distribution on Shares shall be barred after five (5) years have elapsed from the date such payment became due.

24.11       No distributions shall be made on Shares held by the Company in its own capital, unless these Shares have been pledged or a usufruct has been created in these Shares and the authority to collect distributions or the right to receive distributions, respectively, accrues to the pledgee or the usufructuary, respectively. For the computation of distributions, the Shares, on which no distributions shall be made pursuant to this article 24.11, shall not be taken into account.

CHAPTER X

THE GENERAL MEETING

25                Annual General Meeting of Shareholders

25.1          The annual General Meeting of Shareholders shall be held within six (6) months after the end of the financial year.

25.2          The agenda for this annual General Meeting of Shareholders shall in any case contain the following business to be discussed:

(a)     discussion of the annual report;

(b)    discussion and adoption of the annual accounts;

(c)     release from liability of the Executive Director for his or her management during the financial year concerned and of the Non-Executive Directors for their supervision thereon;

(d)    appointments for any vacancies on the Board; and

(e)     allocation of profits.

The agenda shall furthermore contain other business presented for discussion by the Board or by Shareholders taking into account the provisions of these articles of association and announced with due observance of the provisions of article 27.

26                Other General Meetings of Shareholders

26.1          Other General Meetings of Shareholders shall be held as often as the Board or the Group CEO deems necessary, without prejudice to the provisions of this article 26.

26.2          Shareholders representing in the aggregate at least one-tenth of the Company’s issued capital may request the Board to convene a General Meeting of Shareholders, stating specifically the business to be discussed.

26.3          Within three (3) months of it becoming apparent to the Board that the equity of the Company has decreased to an amount equal to or lower than one-half of the paid-up part of the capital, a General Meeting shall be held to discuss any requisite measures.

27                Notice, agenda and venue of meetings

27.1          Notice of General Meetings of Shareholders shall be given by the Board.

27.2          Notice of the meeting shall be given upon a term of at least forty-two (42) days prior to the day of the meeting.

27.3          The notice of the meeting shall always contain or be accompanied by the agenda for the meeting or shall mention where such agenda can be obtained, which shall, in any event, be at the offices of the Company in the Netherlands, without prejudice to the statutory provisions regarding reduction of the issued capital and amendment of the articles of association.

27.4          Items for which a written request has been filed to discuss at the General Meeting of Shareholders, by one or more holders of Shares, alone or jointly representing at least one-hundredth part of the Company’s issued share capital or, according to the applicable official price list of the New York Stock Exchange, the Frankfurt Stock Exchange or any other stock exchange where Shares or depositary receipts of Shares are listed, a value of at least fifty million euro (EUR 50,000,000), or such other part of the Company’s issued capital as may be required in this respect by the laws of the Netherlands from time to time, shall be included in the notice or announced in the same manner, provided that the Company received the substantiated request or a proposal for a resolution no later than on the sixtieth (60th) day before the date of the meeting.

27.5          A General Meeting of Shareholders shall be convened by electronic means of communication which is directly and permanently accessible until the meeting and furthermore in such other manner as may be required to comply with any applicable rules of the New York Stock Exchange, the Frankfurt Stock Exchange and any other stock exchange where Shares or depositary receipts of Shares are listed.

27.6          In addition to the provisions of article 27.5, the notice convening the meeting shall be sent to the addresses of the Shareholders shown in the register of Shareholders. With the consent of a Shareholder or the pledgee or usufructuary with voting rights, the notice of the meeting may also be given by a legible and reproducible message sent through electronic means of communication to the address provided for the purposes hereof by that Shareholder, pledgee or usufructuary to the Company.

27.7          General Meetings of Shareholders shall be conducted in the English language and are held in the municipality in which, according to these articles of association, the Company has its official seat, at Schiphol airport (municipality of Haarlemmermeer, the Netherlands), in any of the other territories of the municipality of Haarlemmermeer, the Netherlands or in any other municipality in the Netherlands. General Meetings of Shareholders may also be held elsewhere, in which case valid resolutions of the General Meeting may only be adopted if all of the Company’s issued capital is present or represented.

28                Admittance and rights at meetings

28.1          Each Shareholder shall be entitled to attend the General Meetings of Shareholders, to address the meeting and, if the voting rights accrue to him, to exercise his voting rights, provided that the Board has been notified in writing of the intention to attend the meeting. Such notice must be received by the Board not later than on the date specified in the notice of the meeting.

28.2          The right to participate in the meeting in accordance with the provisions of article 28.1 may be exercised by a proxy authorised in writing, provided that the power of attorney has been received by the Board not later than on the date specified in the notice of the meeting. The requirement that the proxy must be in writing is complied with if the proxy is recorded electronically.  The power of attorney may be provided to the Board by electronic means of communication.

28.3          If the voting rights attributable to a Share accrue to the usufructuary or the holder of a right of pledge on Shares, instead of to the holder of Shares, the holder of Shares shall likewise be authorised to attend the General Meeting of Shareholders and to address such meeting, provided that the Board has been notified of the intention to attend the meeting in accordance with the provisions of article 28.1. The provisions of article 28.2 shall apply correspondingly.

28.4          The persons who, on the twenty-eighth (28th) day before the day of the relevant General Meeting of Shareholders (the “record date”), are entitled to participate in and exercise voting rights at a General Meeting of Shareholders and have their names recorded as such in a register designated by the Board for that purpose, will be considered entitled to participate in and exercise voting rights at the relevant General Meeting of Shareholders in respect of those Shares, irrespective of who is entitled to the underlying Shares or depositary receipts of Shares at the actual time of the relevant General Meeting of Shareholders.

28.5          The Board may determine that the rights in respect of attending meetings referred to in article 28.1 may be exercised by electronic means of communication, either in person or by a proxy authorised in writing.  In order to do so, a person entitled to attend the meeting must, through the electronic means of communication, be identifiable, be able to directly observe the proceedings at the meeting, be able to participate in the discussions and, if the voting rights accrue to him, be able to exercise his voting rights. The Board may attach conditions to the use of the electronic means of communication, which conditions shall be announced with the notice of the meeting.

28.6          At a meeting, each person present with voting rights, or his proxy authorised in writing, must sign the attendance list. The chairman of the meeting may decide that the attendance list must also be signed by other persons present at the meeting. The names of the persons who participate in the meeting pursuant to article 28.5 shall be added to the attendance list.

28.7          The Directors shall, as such, have the right to give advice in the General Meetings of Shareholders.

28.8          The chairman of the meeting shall decide on the admittance of other persons to the meeting.

29                Chairman and secretary of the meeting

29.1          General Meetings of Shareholders shall be presided over by the Group Chairman or, in the event of his absence, the Group Vice-Chairman or such other Director as may be appointed by the Group Chairman or, failing such appointment, by majority vote of the Directors present at the meeting.

29.2          If the chairman of the meeting has not been appointed in accordance with the provisions of article 29.1, the General Meeting itself shall appoint a chairman of the meeting. Until that moment, a member of the Board appointed for that purpose by the Board shall act as chairman of the meeting.

29.3          The chairman of the meeting shall appoint a secretary for the meeting.

30                Minutes; recording of Shareholders' resolutions

30.1          The secretary of a General Meeting of Shareholders shall keep minutes of the proceedings at the meeting. The minutes shall be adopted by the chairman and the secretary of the meeting and as evidence thereof shall be signed by them.

30.2          The chairman of the meeting or those who convened the meeting may determine that a notarial record must be prepared of the proceedings at the meeting. The notarial record shall be co-signed by the chairman of the meeting.

30.3          The Board shall keep record of all resolutions adopted by the General Meeting. If the Board is not present or represented at a meeting, the chairman of the meeting shall ensure that the Board is provided with a transcript of the resolutions adopted, as soon as possible after the meeting. The records shall be deposited at the Company’s office for inspection by the Shareholders. On application, each of them shall be provided with a copy of or an extract from the records at not more than cost price.

31                Adoption of resolutions in a meeting

31.1          Each Share confers the right to cast one vote.

31.2          To the extent that the laws of the Netherlands or these articles of association do not provide otherwise, all resolutions of the General Meeting shall be adopted by a simple majority of the votes cast, without a quorum being required.  In the event that a quorum is required pursuant to the laws of the Netherlands or these articles of association, Shares held in excess of the Voting Limitation shall not be counted as present at the General Meeting of Shareholders and shall not be counted as outstanding Shares of the Company for purposes of determining whether there is a quorum, unless and only to the extent that the Voting Limitation has ceased to apply pursuant to article 34.2.

31.3          If there is a tie in voting, the proposal shall be deemed to have been rejected, without prejudice to the provisions of article 32.3.

31.4          If the formalities for convening and holding of General Meetings of Shareholders, as prescribed by the laws of the Netherlands or these articles of association, have not been complied with, valid resolutions of the General Meeting may only be adopted in a meeting, if in such meeting all of the Company’s issued capital is present or represented and such resolutions are carried by unanimous vote.

31.5          When determining how many votes are cast by Shareholders, how many Shareholders are present or represented, or what portion of the Company’s issued capital is present or represented, no account shall be taken of Shares for which no vote can be cast pursuant to the laws of the Netherlands or these articles of association.

32                Voting

32.1          All voting shall take place orally. The chairman is, however, entitled to decide that votes be cast by a secret ballot. Any vote on a person at a General Meeting of Shareholders can only be made if the name of that person has been placed on the agenda for that meeting at the time the notice for that meeting is given. If it concerns the holding of a vote on persons, anyone present at the meeting with voting rights may demand a vote by a secret ballot. Votes by secret ballot shall be cast by means of secret, unsigned ballot papers.

32.2          Blank and invalid votes shall not be counted as votes.

32.3          If a majority of the votes cast is not obtained in an election of persons, a second free vote shall be taken. If a majority is not obtained again, further votes shall be taken until either one person obtains a majority of the votes cast or the election is between two persons only, both of whom receive an equal number of votes.  In the event of such further elections (not including the second free vote), each election shall be between the candidates in the preceding election, with the exclusion of the person who received the smallest number of votes in such preceding election. If in the preceding election more than one person has received the smallest number of votes, it shall be decided which candidate should not participate in the new election by randomly choosing a name. If votes are equal in an election between two persons, it shall be decided who is elected by randomly choosing a name.

32.4          Resolutions may be adopted by acclamation if none of the persons with voting rights present or represented at the meeting objects.

32.5          The Board may decide that each person entitled to vote is authorised to vote by electronic means of communication, either in person or by proxy.  In such case, it shall be required that the person entitled to vote can be identified through the electronic means of communication and can take knowledge of the discussions at the meeting directly. The Board may attach conditions to the use of the electronic means of communication, which conditions will be announced when convening the meeting and will be published on the Company’s website.

32.6          The chairman’s decision at the meeting on the result of a vote shall be final and conclusive. However, if the correctness of such decision is challenged immediately after it is pronounced, a new vote shall be taken if either the majority of the persons with voting rights present or represented at the meeting or, where the original vote was not taken by roll call or in writing, any person with voting rights present or represented at the meeting, so demands. The legal consequences of the original vote shall be made null and void by the new vote.

33                Meetings of holders of Preference Shares

33.1          Meetings of holders of Preference Shares are held as frequently as a resolution is required by the meeting in question and as frequently as is deemed desirable by the Board, or by one or more holder(s) of Preference Shares.

33.2          The provisions of articles 25 through 32 apply mutatis mutandis, provided that (i) the convocation shall be made  no later than on the eighth (8th) day preceding the meeting, (ii) in deviation from the provisions of article 29, the meeting of holders of Preference Shares shall appoint its own chairman and (iii) the convocation will be made by means of a notice of the meeting at the addresses of the holders of Preference Shares listed in the shareholders’ register or to the extent the holder of Preference Shares consents thereto, he/she may be notified by a legible message sent electronically to the address that he/she has given to the Company for this purpose.

CHAPTER XI

LIMITATIONS ON VOTING AND OWNERSHIP

34                Voting limitation

34.1          Notwithstanding any other provision of these articles of association and unless and until such Person has complied in full with all Shareholder Voting Obligations, (1) no Person, either alone or together with its Related Persons, as of any record date for the determination of Shareholders entitled to vote on any matter, shall be entitled to vote or cause the voting of Shares beneficially owned by such Person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, to the extent such Shares entitle the holder(s) thereof to cast more than twenty percent (20%) of all votes that may be cast on such matter, without giving effect to this article 34 (such threshold being hereinafter referred to as the “Voting Limitation”) and the Company shall disregard any such votes purported to be cast in excess of the Voting Limitation and (2) if any Person, either alone or together with its Related Persons, is a party to any agreement, plan or other arrangement relating to Shares entitling the holder thereof to vote on any matter with any other Person, either alone or together with its Related Persons, under circumstances that would result in Shares that would be subject to such agreement, plan or other arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement, plan or other arrangement would be to enable any Person, but for this article 34, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of Shares entitling the holder(s) thereof to cast votes that would exceed twenty percent (20%) of all votes that may be cast on any matter (assuming that all Shares that are subject to such agreement, plan or other arrangement will not entitle the holder(s) thereof to cast votes on such matter) (the “Recalculated Voting Limitation”), then the Person, either alone or together with its Related Persons, shall not be entitled to vote or cause the voting of Shares beneficially owned by such Person, either alone or together with its Related Persons, in person or by proxy or through any voting agreement or other arrangement, to the extent that such Shares represent in the aggregate more than the Recalculated Voting Limitation, and the Company shall disregard any such votes purported to be cast in excess of the Recalculated Voting Limitation.

34.2          The Voting Limitation and the Recalculated Voting Limitation, as applicable, shall apply to each Person unless and until it has complied in full with each of the following obligations (jointly the “Shareholder Voting Obligations”):

(a)                such Person shall have delivered to the Board a notice in writing, not less than forty-five (45) days (or such shorter period as the Board shall expressly consent to) prior to any vote, of such Person’s intention, either alone or together with its Related Persons, to vote or cause the voting of Shares beneficially owned by such Person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, in excess of the Voting Limitation or the Recalculated Voting Limitation, as applicable; and

(b)               such Person shall have obtained a written confirmation from the Board that (i) the Board  has resolved to expressly permit such voting, (ii) such resolution has been filed with, and approved by, the SEC under Section 19(b) of the Exchange Act, and has become effective thereunder and (iii) such resolution has been filed with, and to the extent required, approved by, each European Regulator having appropriate jurisdiction and authority.

34.3          Subject to its fiduciary obligations under applicable law, the Board shall not adopt any resolution pursuant to article 34.2 section (2) unless the Board shall have determined that:

(a)                the exercise of such voting rights or the entering into of such agreement, plan or other arrangement, as applicable, by such Person, either alone or together with its Related Persons, (i) will not impair the ability of any U.S. Regulated Subsidiary, the Company, NYSE Group (if and to the extent that NYSE Group continues to exist as a separate entity) or ISE Holdings (if and to the extent that ISE Holdings continues to exist as a separate entity) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder, (ii) will not impair the ability of any European Market Subsidiary, the Company or Euronext (if and to the extent that Euronext continues to exist as a separate entity) to discharge their respective responsibilities under the European Exchange Regulations and (iii) is otherwise in the best interests of (w) the Company, (x) its Shareholders, (y) the U.S. Regulated Subsidiaries and (z) the European Market Subsidiaries;

(b)               the exercise of such voting rights or the entering into of such agreement, plan or other arrangement, as applicable, by such Person, either alone or together with its Related Persons, will not impair (i) the SEC’s ability to enforce the Exchange Act or (ii) the European Regulators’ ability to enforce the European Exchange Regulations;

(c)                in the case of a resolution to approve the exercise of voting rights in excess of twenty percent (20%) of all  votes that may  be cast on such matter, (i) neither such Person nor any of its Related Persons (x) is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) (any such person subject to statutory disqualification being referred to in these articles of association as a “U.S. Disqualified Person”) or (y) has been determined by a European Regulator to be in violation of laws or regulations adopted in accordance with the European Directive on Markets in Financial Instruments applicable to any European Market Subsidiary requiring such person to act fairly, honestly and professionally (any such person, failing to meet such standard being referred to in these articles of association as a “European Disqualified Person”), (ii) for so long as the Company directly or indirectly controls NYSE Arca or NYSE Arca Equities or any facility of NYSE Arca, neither such Person nor any of its Related Persons is an ETP Holder (as defined in the NYSE Arca Equities rules of NYSE Arca, as such rules may be in effect from time to time) of NYSE Arca Equities (any such Person that is a Related Person of an ETP Holder shall hereinafter also be deemed to be an “ETP Holder” for purposes of these articles of association, as the context may require) or an OTP Holder or OTP Firm (each as defined in the rules of NYSE Arca, as such rules may be in effect from time to time) of NYSE Arca (any such Person that is a Related Person of an OTP Holder or OTP Firm shall hereinafter also be deemed to be an “OTP Holder” or “OTP Firm”, as appropriate, for purposes of these articles of association, as the context may require), (iii)

for so long as the Company directly or indirectly controls New York Stock Exchange LLC or NYSE Market, Inc., neither such Person nor any of its Related Persons is a “member” or “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) (any such Person that is a Related Person of such member or member organization shall hereinafter also be deemed to be a “NYSE Member” for purposes of these articles of association, as the context may require), (iv) for so long as the Company directly or indirectly controls NYSE Amex LLC (or its successor), neither such Person nor any of its Related Persons is a “member,” as defined in Sections 3(a)(3)(A)(i), 3(a)(3)(A)(ii), 3(a)(3)(A)(iii) and 3(a)(3)(A)(iv) of the Exchange Act, of NYSE Amex LLC (or its successor) (an “Amex Member”), (v) for so long as the Company directly or indirectly controls ISE, neither such Person nor any of its Related Persons is a “Member” (as such term is defined in Section 3(a)(3)(A) of the Exchange Act) of ISE (an “ISE Member”), (vi) for so long as the Company directly or indirectly controls EDGA, neither such Person nor any of its Related Persons is an “Member” of EDGA (as such term is defined in the rules of EDGA) (an “EDGA Member”), and (vi) for so long as the Company directly or indirectly controls EDGX, neither such Person nor any of its Related Persons is a “Member” of EDGX (as such term is defined in the rules of EDGX) (an “EDGX Member”) (any Person that is a Related Person of a NYSE Member, Amex Member, ISE Member, EDGA Member or EDGX Member shall hereinafter also be deemed to be a NYSE Member, Amex Member, ISE Member, EDGA Member or EDGX Member, as applicable, for purposes of these articles of association, as the context may require); and

(d)               in the case of a resolution to approve the entering into of an agreement, plan or other arrangement under circumstances that would result in Shares that would be subject to such agreement, plan or other arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement, plan or other arrangement would be to enable any Person, but for this article 34, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of Shares  entitling the holder(s) thereof to cast votes that would exceed twenty percent (20%) of all  votes that may  be cast on such matter (assuming that all Shares that are subject to such agreement, plan or other arrangement will not entitle the holder(s) thereof to cast votes on such matter), (i) neither such Person nor any of its Related Persons is (x) a U.S. Disqualified Person or (y) a European Disqualified Person, (ii) for so long as the Company directly or indirectly controls NYSE Arca or NYSE Arca Equities or any facility of NYSE Arca, neither such Person nor any of its Related Persons is an ETP Holder, OTP Holder or an OTP Firm, (iii) for so long as the Company directly or indirectly controls New York Stock Exchange LLC or NYSE Market, Inc., neither such Person nor any of its

Related Persons is a NYSE Member, (iv) for so long as the Company directly or indirectly controls NYSE Amex LLC, neither such Person nor any of its Related Persons is, with respect to NYSE Amex LLC, an Amex Member, (v) for so long as the Company directly or indirectly controls ISE, neither such Person nor any of its Related Persons is an ISE Exchange Member, (vi) for so long as the Company directly or indirectly controls EDGA, neither such Person nor any of its Related Persons is an EDGA Member, and (vi) for so long as the Company directly or indirectly controls EDGX, neither such Person nor any of its Related Persons is an EDGX Member.

34.4          In making such determinations, the Board may impose such conditions and restrictions on such Person and its Related Persons owning any Shares entitling the holder(s) thereof to cast votes on any matter as the Board may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of (i) the Exchange Act, (ii) the European Exchange Regulations and (iii) the governance of the Company.

34.5          If and to the extent that Shares beneficially owned by any Person or its Related Persons are held of record by any other Person, this article 34 shall likewise be enforced against such record holder by limiting the votes entitled to be cast by such record holder in a manner that will accomplish the Voting Limitation and the Recalculated Voting Limitation applicable to such Person and its Related Persons.

34.6          This article 34 shall not apply to (i) any solicitation of any revocable proxy from any Shareholder by or on behalf of the Company or by any officer or Director of the Company acting on behalf of the Company or (ii) any solicitation of any revocable proxy from any Shareholder by any other Shareholder that is conducted pursuant to, and in accordance with, Regulation 14A promulgated pursuant to the Exchange Act (other than a solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act, with respect to which this article 34 shall apply).

34.7          For purposes of this article 34, no Person shall be deemed to have any agreement, arrangement or understanding to act together with respect to Shares solely because such Person or any of such Person’s Related Persons has or shares the power to vote or direct the voting of such Shares as a result of (i) any solicitation of any revocable proxy from any Shareholder by or on behalf of the Company or by any officer or Director of the Company acting on behalf of the Company or (ii) any solicitation of any revocable proxy from any Shareholder by any other Shareholder that is conducted pursuant to, and in accordance with, Regulation 14A promulgated pursuant to the Exchange Act (other than a solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act, with respect to which this article 34 shall apply), except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report).

34.8          In these articles of association, the term “Related Persons” shall mean with respect to any Person:

(a)                any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Exchange Act);

(b)               any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of Shares;

(c)                in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or Director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

(d)               in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), any NYSE Member that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(e)                in the case of a Person that is an OTP Firm, any OTP Holder that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(f)                 in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a Director or officer of the Company or any of its parents or subsidiaries;

(g)                in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a Director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

(h)                in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

(i)                  in the case of a Person that is a NYSE Member, the “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(j)                  in the case of a Person that is an OTP Holder, the OTP Firm with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(k)                in the case of any Person that is an ISE Member, any broker or dealer with which such Person is associated;

(l)                  in the case of any Person that is an EDGA Member, the “person associated with a Member” or “associated person of a Member” (as defined in the rules of EDGA Exchange, Inc.); and

(m)              in the case of any Person that is an EDGX Member, the “person associated with a Member” or “associated person of a Member” (as defined in the rules of EDGX Exchange, Inc).

34.9          In these articles of association, the term "beneficially owned", including all derivative or similar words, shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act.

35                Ownership Concentration Limitation

35.1          Except as otherwise provided in this article 35, any Person who, either alone or together with its Related Persons, shall at any time beneficially own Shares entitling the holder(s) thereof to cast votes representing in the aggregate more than forty percent (40%) of all votes that may be cast on any matter (or, if such Person, either alone or together with its Related Persons, is a NYSE Member, an Amex Member, an ETP Holder of NYSE Arca Equities or an OTP Holder or OTP Firm of NYSE Arca, an ISE Member, an EDGA Member or an EDGX Member, twenty percent (20%) of all votes that may be cast on any matter) (the “Concentration Limitation”), shall be obligated to offer for sale and to transfer Shares in accordance with this article 35.

35.2          The Concentration Limitation shall apply to each Person unless and until it has complied in full with each of the following obligations (jointly the “Shareholder Concentration Obligations”):

(a)                such Person shall have delivered to the Board a notice in writing, not less than forty-five (45) days (or such shorter period as the Board shall expressly consent to) prior to the acquisition of any Shares that would cause such Person (either alone or together with its Related Persons) to exceed the Concentration Limitation, of such Person’s intention to acquire such ownership; and

(b)               such Person shall have obtained a written confirmation from the Board that (i) the Board has resolved to expressly permit such ownership, (ii) such resolution has been filed with, and approved by, the SEC under Section 19(b) of the Exchange Act and has become effective thereunder and (iii) such resolution has been filed with, and to the extent required, approved by, each European Regulator having appropriate jurisdiction and authority.

35.3          Subject to its fiduciary obligations under applicable law, the Board shall not adopt any resolution pursuant to article 35.2(b) unless the Board shall have determined that:

(a)                such acquisition of beneficial ownership by such Person, either alone or together with its Related Persons, (i) will not impair the ability of any U.S. Regulated Subsidiary, the Company, NYSE Group (if and to the extent that NYSE Group continues to exist as a separate entity) or ISE Holdings (if and to the extent that ISE Holdings continues to exist as a separate entity) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder, (ii) will not impair the ability of any European Market Subsidiary, the Company or Euronext (if and to the extent that Euronext continues to exist as a separate entity) to discharge their respective responsibilities under the European Exchange Regulations and (iii) is otherwise in the best interests of (w) the Company, (x) its Shareholders, (y) the U.S. Regulated Subsidiaries and (z) the European Market Subsidiaries;

(b)               such acquisition of beneficial ownership by such Person, either alone or together with its Related Persons, will not impair (i) the SEC’s ability to enforce the Exchange Act or (ii) the European Regulators’ ability to enforce the European Exchange Regulations.  In making such determinations, the Board may impose such conditions and restrictions on such Person and its Related Persons owning any Shares  entitling the holder(s) thereof to vote on any matter as the Board may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of (x) the Exchange Act, (y) the European Exchange Regulations and (z) the governance of the Company;

(c)                neither such Person nor any of its Related Persons is (i) a U.S. Disqualified Person or (ii) a European Disqualified Person;

(d)               for so long as the Company directly or indirectly controls NYSE Arca or NYSE Arca Equities or any facility of NYSE Arca, neither such Person nor any of its Related Persons is an ETP Holder or an OTP Holder or OTP Firm;

(e)                for so long as the Company directly or indirectly controls New York Stock Exchange LLC or NYSE Market, Inc., neither such Person nor any of its Related Persons is a NYSE Member;

(f)                 for so long as the Company directly or indirectly controls NYSE Amex LLC, neither such Person nor any of its Related Persons is an AMEX Member;

(g)               for so long as the Company directly or indirectly controls ISE, neither such Person nor any of its Related Persons is an ISE Member;

(h)                for so long as the Company directly or indirectly controls EDGA, neither such Person nor any of its Related Persons is an EDGA Member; and

(i)                  for so long as the Company directly or indirectly controls EDGX, neither such Person nor any of its Related Persons is an EDGX Member.

35.4          Unless the conditions specified in article 35.2 are met, if any Person, either alone or together with its Related Persons, at any time beneficially owns Shares entitling the holder(s) thereof to cast votes on any matter in excess of the Concentration Limitation, such Person and its Related Persons who are Shareholders shall be obligated to offer for sale and to transfer that number of Shares necessary so that such Person, together with its Related Persons, shall beneficially own a number of Shares entitling the holder(s) thereof to cast votes on any matter which is in the aggregate no more than the Concentration Limitation. Such Person may sell and transfer the relevant Shares on any stock exchange where Shares are listed or in any other manner as such Person may elect.

35.5          If any Person who is obligated to offer for sale and to transfer Shares pursuant to article 35.4 requests within two weeks after having become so obligated, that the value of the relevant Shares be determined by an independent expert, (i) such Person will be obligated to sell the relevant Shares on any stock exchange where Shares are listed, and (ii) the value of such shares shall be determined by an independent expert to be appointed by such Person and the Company jointly. If such Person and the Company should fail to reach agreement within five (5) Business Days after the request of such Person to appoint an independent expert, either party may institute proceedings requesting the cantonal sector of the Court (sector kanton van de rechtbank) in Amsterdam to appoint an independent expert. For the purposes of this provision, it shall be sufficient if the independent expert determines that the value of the Shares offered for sale and (to be) transferred by such Person shall be equal to the price (to be) received for such Shares by such Person on any stock exchange where Shares are listed. The expenses incurred in connection with the appointment and/or remuneration of the independent expert shall be for the account of the Person obligated to offer for sale and to transfer Shares pursuant to article 35.4.

35.6          To the extent that a Person, either alone or together with its Related Persons, shall at any time  beneficially own Shares entitling the holder(s) thereof to cast votes on any matter in excess of the Concentration Limitation, unless and until a Person has complied in full with all Shareholder Concentration Obligations, such Person shall not be entitled to exercise the rights to vote, to attend General Meetings of Shareholders and to receive dividends or other distributions attached to such Shares which are owned beneficially in excess of the Concentration Limitation and such rights shall be suspended for so long as the Concentration Limitation is so exceeded.

35.7          If and to the extent that any Person fails to comply within two weeks with its obligations pursuant to article 35.4 after having become so obligated, the Company shall be irrevocably authorized to comply on his behalf with such obligations.

35.8          Nothing in this article 35 shall preclude the settlement of transactions entered into through the facilities of New York Stock Exchange LLC or Deutsche Börse; provided, however, that, if any transfer or other transaction shall cause any Person, either alone or together with its Related Persons, at any time to beneficially own Shares entitling the holder(s) thereof to cast votes on any matter in excess of the Concentration Limitation, such Person and its Related Persons who are Shareholders shall be obligated to offer for sale and to transfer Shares as specified in article 35.4.

35.9          The Board shall have the right to require any Person and its Related Persons that the Board reasonably believes (i) to be subject to the Voting Limitation or the Recalculated Voting Limitation, (ii) to beneficially own Shares entitling the holder(s) thereof to cast votes on any matter in excess of the Concentration Limitation, or (iii) to  beneficially own an aggregate of five percent (5%) or more of the then issued and outstanding Shares of the Company entitling the holder(s) thereof  to cast votes  on any matter, which ownership such Person, either alone or together with its Related Persons, has not reported to the Company, to provide to the Company, upon the Board’s request, complete information as to all Shares of the Company beneficially owned by such Person and its Related Persons and any other factual matter relating to the applicability or effect of articles 34 and 35 as may reasonably be requested of such Person and its Related Persons. Any constructions, applications or determinations made by the Board pursuant to articles 34 and 35 in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Company and its Directors, officers and Shareholders.

CHAPTER XII

AMENDMENT OF THE ARTICLES OF ASSOCIATION; CHANGE OF CORPORATE FORM; STATUTORY MERGER AND STATUTORY DEMERGER; DISSOLUTION AND LIQUIDATION

36                Amendment of the articles of association; change of corporate form

36.1          The General Meeting may resolve to amend these articles of association by a resolution passed with at least a two-thirds majority of the votes cast, without a quorum being required, provided that such resolution can only be adopted at the proposal of the Board. When a proposal to amend these articles of association is to be made to the General Meeting, the notice convening the General Meeting of Shareholders must state so and a copy of the proposal, including the verbatim text thereof, shall be deposited and kept available at the Company’s office for inspection by the Shareholders, until the conclusion of the meeting. From the day of deposit until the day of the meeting, a Shareholder shall, on application, be provided with a copy of the proposal free of charge.  An amendment of these articles of association shall be laid down in a notarial deed.

36.2          For so long as the Company shall control, directly or indirectly, any U.S. Regulated Subsidiary, before any amendment of any provision of these articles of association – whether or not as part of a statutory merger or statutory demerger – shall be effectuated by execution of a notarial deed of amendment of the articles of association, such amendment shall be submitted to the board of directors of such U.S. Regulated Subsidiaries and if any or all of such boards of directors shall determine that such amendment must be filed with or filed with and approved by the SEC under Section 19 of the Exchange Act and the rules promulgated thereunder before such amendment may be effectuated, then such amendment shall not be effectuated until filed with or filed with and approved by the SEC.

36.3          For so long as the Company shall control, directly or indirectly, any European Market Subsidiary, before any amendment of any provision of these articles of association – whether or not as part of a statutory merger or statutory demerger – shall be effectuated by execution of a notarial deed of amendment of the articles of association, such amendment shall be submitted to the board of directors of such European Market Subsidiaries and if any or all of such boards of directors shall determine that such amendment must be filed with or filed with and approved by a European Regulator under European Exchange Regulations before such amendment may be effectuated, then such amendment shall not be effectuated until filed with or filed with and approved by the relevant European Regulators.

36.4          The Company may change its corporate form into a different legal form.  A change of the corporate form shall require a resolution to change the corporate form adopted by the General Meeting by a resolution passed with at least a nine-tenths majority of the votes cast, without a quorum being required, and a resolution to amend these articles of association, subject to the provisions of articles 36.1 and 36.2, provided that such resolutions can only be adopted at the proposal of the Board.  A change of the corporate form shall furthermore be subject to the relevant provisions of Book 2 of the Dutch Civil Code. A change of the corporate form shall not terminate the existence of the legal entity.

37                Statutory merger and statutory demerger

37.1          The Company may enter into a statutory merger with one or more other legal entities.  A resolution to effect a merger may only be adopted on the basis of a merger proposal prepared by the (management) boards of the merging legal entities. Within the Company, the resolution to effect a merger shall be adopted by the General Meeting by a resolution passed with at least a two-thirds majority of the votes cast, without a quorum being required, provided that such resolution can only be adopted at the proposal of the Board. However, in the cases referred to in Section 2:331 of the Dutch Civil Code, the resolution to effect a merger may be adopted by the Board.

37.2          The Company may be a party to a statutory demerger. The term “demerger” shall include both split-up and spin-off.  A resolution to effect a demerger may only be adopted on the basis of a demerger proposal to be prepared by the management boards of the parties to the demerger. Within the Company, the resolution to effect a demerger shall be adopted by the General Meeting by a resolution passed with at least a two-thirds majority of the votes cast, without a quorum being required, provided that such resolution can only be adopted at the proposal of the Board. However, in the cases referred to in Section 2:334ff of the Dutch Civil Code, the resolution to effect a demerger may be adopted by the Board.

37.3          Statutory mergers and statutory demergers shall furthermore be subject to the relevant provisions of Book 2, Title 7, of the Dutch Civil Code.

38                Dissolution and liquidation

38.1          The Company may be dissolved pursuant to a resolution to that effect by the General Meeting by a resolution passed with at least a two-thirds majority of the votes cast, without a quorum being required, provided that such resolution can only be adopted at the proposal of the Board. When a proposal to dissolve the Company is to be made to the General Meeting, this must be stated in the notice convening the General Meeting of Shareholders.

38.2          If the Company is dissolved pursuant to a resolution of the General Meeting, the Group CEO shall become the liquidator of the dissolved Company’s assets, unless the General Meeting resolves to appoint one or more other persons as liquidator(s), and the Non-Executive Directors shall be charged with the supervision thereof.

38.3          During liquidation, the provisions of these articles of association shall remain in force to the extent possible.

38.4          From the balance remaining after payment of the debts of the dissolved Company shall first, insofar as possible, be paid on each Preference Share:

(a)                an amount equal to the nominal value of a Preference Share;

(b)               any missing Preferred Dividend in relation to financial years prior to the financial year in which such payment is made payable; and

(c)                any Preferred Dividend accrued during the financial year in which cancellation occurs but unpaid, to be calculated for this purpose over the period ending on the day on which such payment is made payable.

38.5          The balance remaining after application of article 38.4 shall be transferred to the holders of Ordinary Shares in proportion to the aggregate nominal value of the Ordinary Shares held by each.

38.6          After the end of the liquidation, the books, records and other data carriers of the dissolved Company shall remain in the custody of the person designated for that purpose by the General Meeting, and in the absence thereof the person designated for that purpose by the liquidators, for a period as prescribed by the laws of the Netherlands.

38.7          In addition, the liquidation shall be subject to the relevant provisions of Book 2, Title 1, of the Dutch Civil Code.